                                                                [Conformed Copy]




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                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                       OCCIDENTAL PETROLEUM CORPORATION,


                             OPC ACQUISITION CORP.,


                            HELMERICH & PAYNE, INC.


                                      AND


                          NATURAL GAS ODORIZING, INC.




                                AUGUST 23, 1996






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                               TABLE OF CONTENTS

                                                                                               Page
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
                                                        ARTICLE I

                          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                        ARTICLE II

                          TERMS OF THE TRANSACTION  . . . . . . . . . . . . . . . . . . . . . .  10

2.1      The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.2      Effective Time of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.3      Conversion of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
2.4      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
2.5      Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
2.6      Taking of Necessary Action; Further Action . . . . . . . . . . . . . . . . . . . . . .  15

                                                       ARTICLE III

                          REPRESENTATIONS AND WARRANTIES OF H&P . . . . . . . . . . . . . . . .  15

3.1      Organization of H&P and NGO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.2      Qualification and Corporate Power of NGO . . . . . . . . . . . . . . . . . . . . . . .  15
3.3      Charter and By-laws of NGO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.4      Capitalization of NGO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.5      Authority Relative to this Agreement and the
                 Related Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.6      Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
3.7      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
3.8      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.9      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.10     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.11     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.12     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.13     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.14     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.15     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.16     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.17     Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





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
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3.18     Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
3.19     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
3.20     Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
3.21     Contracts; No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
3.22     Discharge of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
3.23     Material Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
3.24     Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
3.25     Banking Arrangements of NGO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
3.26     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
3.27     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
3.28     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.29     Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.30     Foreign Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.31     Claims by Directors and Officers, Etc. of NGO  . . . . . . . . . . . . . . . . . . . .  31
3.32     Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.33     Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.34     Regulated Industry . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
3.35     Limitation on Representations and Warranties by H&P  . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF
                                     OCCIDENTAL . . . . . . . . . . . . . . . . . . . . . . . .  32

4.1      Organization of Occidental and the Company . . . . . . . . . . . . . . . . . . . . . .  32
4.2      Authority Relative to this Agreement and the
                 Related Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
4.3      Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
4.4      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
4.5      Shares of Occidental Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
4.6      SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
4.7      Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
4.8      Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
4.9      Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
4.10     Limitation on Representations and Warranties
                  by Occidental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35





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
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                                                        ARTICLE V

                          CONDUCT OF NGO PENDING CLOSING  . . . . . . . . . . . . . . . . . . .  36

5.1      Operation of the Business of NGO . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.2      Restrictions on Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                        ARTICLE VI

                          ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . .  38

6.1      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
6.2      Required Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
6.3      Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
6.4      Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
6.5      No Shopping  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
6.6      Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
6.7      Employees and Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . .  39
6.8      No Intercompany Indebtedness or Obligations  . . . . . . . . . . . . . . . . . . . . .  41
6.9      Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
6.10     Litigation Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
6.11     Securities Laws and Transfers; Stock Certificates  . . . . . . . . . . . . . . . . . .  42
6.12     No Short Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
6.13     Title Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
6.14     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
6.15     Listing of Shares of the Occidental Common Stock . . . . . . . . . . . . . . . . . . .  45

                                                       ARTICLE VII

                          TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
7.1      Representations, Warranties and Covenants of H&P . . . . . . . . . . . . . . . . . . .  45
7.2      Representations, Warranties and Covenants of Occidental  . . . . . . . . . . . . . . .  46
7.3      Refunds, Carryover, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
7.4      Indemnification for Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
7.5      Contest Provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
7.6      Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
7.7      Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
7.8      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
7.9      Conduct of H&P Before Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





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
                                                                                               Page
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                                                       ARTICLE VIII

                          CONDITIONS TO OBLIGATIONS OF OCCIDENTAL
                                 AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . .  50

8.1      Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
8.2      Performance by H&P and NGO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
8.3      No Proceedings or Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
8.4      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
8.5      Novation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
8.6      Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
8.7      Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                        ARTICLE IX

                          CONDITIONS TO OBLIGATIONS OF H&P AND NGO  . . . . . . . . . . . . . .  51

9.1      Accuracy of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
9.2      Performance by Occidental and the Company  . . . . . . . . . . . . . . . . . . . . . .  52
9.3      No Proceedings or Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
9.4      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
9.5      Novation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
9.6      Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
9.7      Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE X

                          TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

10.1     Termination Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
10.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                        ARTICLE XI

                          SURVIVAL OF REPRESENTATIONS AND
                                WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . .  54

11.1     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54





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
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                                                       ARTICLE XII

                          MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

12.1     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
12.2     Press Releases and Public Announcements  . . . . . . . . . . . . . . . . . . . . . . .  55
12.3     No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
12.4     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
12.5     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
12.6     Brokerage Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
12.7     Indemnification Arrangements for Directors and
                Officers, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
12.8     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
12.9     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
12.10   Assignment; Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
12.11   Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
12.12   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
12.13   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
12.14   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
12.15   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
12.16   Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
12.17   Incorporation of Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . .  59





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




                        INDEX TO SCHEDULES AND EXHIBITS

Schedule 1-A                                                            Knowledge
Schedule 3.2                             Qualification and Corporate Power of NGO
Schedule 3.6                                                     Noncontravention
Schedule 3.10                                  Absence of Undisclosed Liabilities
Schedule 3.13                                                 Accounts Receivable
Schedule 3.15                                          Absence of Certain Changes
Schedule 3.16                                                   Employee Benefits
Schedule 3.17                                                     Labor Relations
Schedule 3.18                                           Legal Proceedings; Orders
Schedule 3.19                                                Compliance With Laws
Schedule 3.20                                                             Permits
Schedule 3.21                                                           Contracts
Schedule 3.22                                            Discharge of Obligations
Schedule 3.24                                                       Real Property
Schedule 3.25                                                Banking Arrangements
Schedule 3.26.1                                                         Insurance
Schedule 3.26.2                                                         Insurance
Schedule 3.26.3                                                         Insurance
Schedule 3.26.4                                                         Insurance
Schedule 3.26.5                                                         Insurance
Schedule 3.27                                               Environmental Matters
Schedule 3.28                                               Intellectual Property
Schedule 3.30                                                      Foreign Assets
Schedule 4.3                                                     Noncontravention
Schedule 5.2                                      Restrictions on Certain Actions
Schedule 6.7                                 Employees and Employee Benefit Plans
Schedule 7.4                                                        Accrued Taxes


Exhibit A                                           Form of Certificate of Merger
Exhibit B                                              Form of Novation Agreement
Exhibit C                                          Form of Registration Agreement
Exhibit 2.4(b)(x)                       Form of Opinion of Counsel to H&P and NGO
Exhibit 2.4(c)(vii)      Form of Opinion of Counsel to Occidental and the Company
Exhibit 2.4(c)(viii)            Form of Opinion of Special Counsel for Occidental
                                              and the Company





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





                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of August 23, 1996, among Occidental Petroleum Corporation, a Delaware corporation, OPC Acquisition Corp., an Oklahoma corporation, Helmerich & Payne, Inc., a Delaware corporation, and Natural Gas Odorizing, Inc., an Oklahoma corporation.

                                  WITNESSETH:

         WHEREAS, NGO (as such term and certain other terms used in this Agreement with initial capital letters are defined in Article I) is a wholly-owned subsidiary of H&P; and

         WHEREAS, the Company is a wholly-owned subsidiary of Occidental; and

         WHEREAS, the respective boards of directors of NGO and the Company have approved the Merger in accordance with the provisions of Title 18, Section 1081 of the OGCA; and

         WHEREAS, Occidental, as the sole shareholder of the Company, and H&P, as the sole shareholder of NGO, have approved the Merger in accordance with the provisions of Title 18, Section 1081 of the OGCA; and

         WHEREAS, the Parties intend for this transaction to qualify as a tax-free reorganization pursuant to the provisions of Section 368(a) of the Code;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Article I:

         "Affiliate" means any Person that is an "affiliate" within the meaning of the regulations promulgated under the Securities Act, as such regulations and Act shall be amended and in effect on the date of this Agreement. NGO shall (i), with respect to all periods of time prior to, and immediately before, the Closing, be an Affiliate of H&P, and (ii), with respect to all periods of time after, and commencing upon, the Closing, and so long as owned by Occidental or any of its Affiliates, be an Affiliate of Occidental.

         "Agreement" means this Agreement and Plan of Merger, including the Exhibits and Schedules hereto, as the same may be amended in accordance with the provisions hereof.

         "Applicable Contract" means any Contract (i) under which NGO is entitled to any property or rights, (ii) under which NGO has any obligation or liability, or (iii) by which NGO or any of the Assets is bound.

         "Applicable Law" means any Law to which a specified Person or its property is subject, including, without limitation, all Environmental Laws.

         "Assets" means any and all properties and assets (real, personal or mixed, tangible or intangible) Owned by NGO.

         "Audit" means any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

         "Balance Sheet" has the meaning set forth in Section 3.9.

         "Banked Vacation" has the meaning set forth in Section 6.7(g).

         "Baytown Land" means the real property, containing approximately 30 acres and being located in Baytown, Texas, described on Schedule 3.24.

         "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in Tulsa, Oklahoma, are required or authorized by law to close.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended.

         "Certificate of Merger" means a Certificate of Merger of NGO in substantially the form set forth as Exhibit A.

         "Cleanup" has the meaning set forth in clause (d) of the definition of Environmental Liabilities.

         "Closing" has the meaning set forth in Section 2.4(a).

         "Closing Date" has the meaning set forth in Section 2.4(a).

         "Closing Stock Price" means the average of the last reported sales prices (regular way) of the Occidental Common Stock on the New York Stock Exchange on each of the





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




five consecutive trading days ending on (and including) the third trading day prior to the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto or any substitute or successor provisions thereof.

         "Company" means OPC Acquisition Corp., an Oklahoma corporation.

         "Company Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

         "Confidential Memorandum" means the Confidential Memorandum, dated Winter 1996, of Smith Barney Inc. pertaining to NGO.

         "Confidentiality Agreement" means the letter, dated January 8, 1996, between Smith Barney Inc., on behalf of H&P, and Occidental.

         "Consent" means any approval, consent, order, ratification, waiver or other authorization (including any Governmental Authorization) of any Person.

         "Constituent Corporations" means the Company and NGO.

         "Contract" means any agreement, contract, obligation, mortgage, note, lease, license, franchise, guaranty, promise, letter of credit, instrument, commitment, arrangement, understanding or undertaking of any kind (whether written or oral, express or implied).

         "Defensible Title" means, with respect to any property or assets of
NGO:

                 (i) Title to such property or asset is free and clear of all Encumbrances, other than Permitted Encumbrances;

                 (ii) The rights and interest of NGO in such property or asset shall not be subject to being reduced in the future, whether by virtue of the exercise by a third party of reversionary, back-in or similar rights or otherwise; and

                 (iii) NGO shall not be in default under any material provision of any Applicable Contract, materially and adversely affecting the value of such property or asset or the operation thereof.

         "Deferred Compensation Agreement" means the Deferred Compensation Agreement, dated August 17, 1984, as amended, between H&P and Mr. J. T. Johnson.

         "Effective Time" means the date and time when the Merger shall become effective.

         "Employees" has the meaning set forth in Section 6.7(a).

         "Encumbrance" means any charge, claim, encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, and whether arising by Contract or under Law.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental Law" means any Law that pertains to the regulation or protection of human health or the Environment (including CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2501, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. Section 11001, et seq.; the Clear Air Act, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act or Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651, et seq.; and all state and local laws of similar purpose and effect) and all amendments or recodifications to any such Law as of the date of this Agreement.

         "Environmental Liabilities" means any cost, damages, expense, liability, obligation or other responsibility arising from or under Environmental Law, including:

         (a) any environmental matter or condition (including the Release, Threatened Release or presence of any Hazardous Materials in any form in the Environment);

         (b) any Permits, actions, fixtures or equipment necessary to conduct any Hazardous Activity or to control, monitor, treat or eliminate the Release or Threatened Release of Hazardous Materials from any Hazardous Activity;

         (c) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands, attorneys' fees and costs, consultants' fees and costs, and response, investigation, remedial or inspection costs and expenses arising under Environmental Law;

         (d) financial responsibility under Environmental Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response action ("Cleanup") required by applicable Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damage; and

         (e) any other compliance, corrective, investigative, or remedial measure required under Environmental Law.

The terms "removal", "remedial" and "response action" include the types of activities covered by CERCLA.

         "EPA" has the meaning set forth in Section 3.27(d).

         "Equity Securities" of any Person means the capital or voting stock of such Person and all other securities convertible into, or exchangeable or exercisable for, any shares of such capital or voting stock, all rights to subscribe for or to purchase, all options and warrants for the purchase of, and all calls, commitments or claims of any character relating to, any shares of such capital or voting stock, all equity equivalents, interests in the ownership or earnings or other similar rights of, or with respect to, such Person, and any securities convertible into or exchangeable or exercisable for any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the regulations and rules issued pursuant to the provisions of such Act or any such successor law.

         "ERISA Affiliate" has the meaning set forth in Section 3.16(a).

         "ERISA Plans" has the meaning set forth in Section 3.16(a).

         "Facilities" means any real property, leaseholds or other interests currently or formerly owned and operated by NGO and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by NGO.

         "Financial Statements" has the meaning set forth in Section 3.9.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by, or under the authority of, any Governmental Body or pursuant to any Law.

         "Governmental Body" means any (i) federal, state, local, municipal, foreign or other government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, commission, board, bureau, official or other entity and any court or other tribunal in any jurisdiction), or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Activity" means the disposal, distribution, generation, handling, importing, management, manufacturing, processing, production, recycling, refinement, Release, Threatened Release, storage, transfer, transportation, treatment or use of Hazardous Materials by, or on behalf of, H&P or NGO or in, on, under, about or from the Facilities or any part thereof, or any other act, business, operation, condition or thing that poses or increases a danger, risk of danger or risk of harm to Persons, property or the Environment on or off the Facilities or that may affect the value of NGO.

         "Hazardous Materials" means any chemical, product, intermediate, waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under, or pursuant to, any Environmental Law, including (i) any admixture or solution thereof, and (ii) any solvent, explosive, polychlorinated biphenyls, asbestos, petroleum or petroleum product or byproduct.

         "Helmerich & Payne Group" has the meaning set forth in Section
7.1(a)(3).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law.

         "H&P" means Helmerich & Payne, Inc., a Delaware corporation.

         "Information" has the meaning set forth in Section 12.1.

         "Intellectual Property Rights" means any and all interests in patents, patent applications, copyrights, copyright registrations, applications for the registration of copyrights, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names (whether or not registered or registrable), trade-secrets, know-how, engineering data, maps, technical information and other intangible properties, in each case used by NGO in its business.

         "Knowledge" means conscious awareness of a fact or other matter by an individual listed on Schedule 1-A.

         "Law" means any law, Order, constitution, ordinance, principle of common law, regulation, rule, Permit condition, statute or treaty of any Governmental Body.

         "Letter of Intent" means the letter, dated May 15, 1996, between Occidental and H&P.

         "Merger" has the meaning set forth in Section 2.1.

         "National Union Policy" means H&P's policy number 309-00-25, insured with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, and having a term, with respect to NGO, of September 30, 1994 to September 30, 1996.

         "NGO" means Natural Gas Odorizing, Inc., an Oklahoma corporation.

         "NGO Common Stock" means the Common Stock, par value $1.00 per share, of NGO.

         "NGO Shares" means the issued and outstanding shares of the NGO Common Stock.

         "Novation Agreement" means the Novation Agreement, dated the Closing Date, among H&P, Occidental and National Union Fire Insurance Company of Pittsburgh, PA., in substantially the form set forth as Exhibit B.

         "Occidental" means Occidental Petroleum Corporation, a Delaware corporation.

         "Occidental Common Stock" means the Common Stock, par value $.20 per share, of Occidental.

         "Occidental Financial Statements" has the meaning set forth in Section 4.6.

         "Occidental Reports" has the meaning set forth in Section 4.6.

         "OGCA" means the Oklahoma General Corporation Act (Title 18, Oklahoma Statutes Annotated, Section 1001, et seq.).

         "Order" means any award, decision, injunction, judgment, order, ruling, writ, decree or verdict entered, issued, made or rendered by (i) any court, administrative agency or other Governmental Body, or (ii) any arbitrator.

         "Ordinary Course of Business" of any Person means any action taken by such Person that (i) is consistent with the past practices of such Person, and
(ii) is taken in the ordinary course of the normal day-to-day operations of such Person.

         "Owned" means, with respect to NGO, those properties and assets (real, personal or mixed, tangible or intangible) owned, leased or otherwise held by NGO.

         "Parties" means Occidental, the Company, H&P and NGO.

         "PBGC" has the meaning set forth in Section 3.16(f).

         "Pension Plans" has the meaning set forth in Section 3.16(a).

         "Permit" means any license, permit, franchise, consent, certification, approval or other authorization of, or from, any Governmental Body.

         "Permitted Encumbrances" means any and all of the following Encumbrances or title defects affecting any of the properties of NGO:

                 (i) Liens for taxes and assessments that are not yet delinquent or which are being contested by NGO in good faith and with respect to which adequate provisions for reserves have been made on the books of NGO;

                 (ii) Rights existing under Applicable Laws or operating agreements or similar Contracts to assert liens against any properties of NGO, but not including liens and other rights that have actually been asserted, unless (A) NGO disputes the validity of any such lien or the amount claimed to be owed in connection therewith and adequate reserves therefor have been made on the books of NGO, or (B) such lien or other right is not enforceable against the interest of NGO;

                 (iii) Recorded easements and rights-of-way, and unrecorded easements and rights-of-way, for streets, alleys, highways, telephone lines, power lines or railways that do not, actually or potentially, materially and adversely affect the property or its current use;

                 (iv) Any obligations or duties affecting any property to any municipality or public authority with respect to any Permit, all Applicable Laws, and all rules and order of any Governmental Body of general application to owners of similar properties;

                 (v) Any Encumbrance incidental to the conduct of the business of NGO or the ownership by NGO of the Assets which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially detract from the value of the Asset to which such Encumbrance relates or materially impair the use of such Asset in the operation of such business;

                 (vi)     Any Encumbrance set forth on Schedule 3.24; and

                 (vii) Any Encumbrance, title defect or other matter waived in writing by Occidental.

         "Person" means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, joint stock company, enterprise, joint venture, organization, labor union, business, Governmental Body or other entity.

         "Plans" has the meaning set forth in Section 3.16(a).

         "Proceeding" means any proceeding, action, arbitration, claim, hearing, litigation, investigation, inquiry or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or any arbitrator.

         "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

         "Registration Agreement" means the Registration Agreement, dated the Closing Date, between H&P and Occidental in substantially the form set forth as Exhibit C.

         "Related Documents" means (i) the Certificate of Merger, (ii) the Novation Agreement, and (iii) the Registration Agreement.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, migrating, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

         "Representative" means, with respect to any Person, any director, officer, employee, agent, consultant, contractor, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law.

         "SPD" has the meaning set forth in Section 3.16(c).

         "Survey" means the survey, dated July 26, 1996, relating to, among other things, the Baytown Land and prepared by the Surveyor.

         "Surveyor" means Walsh Surveying Inc.

         "Surviving Corporation" has the meaning set forth in Section 2.1.

          "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

         "Tax Returns" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns (including any amendments thereto) relating to Taxes.

         "Taxes" means all federal, state, local and foreign income, profit, franchise, sales, use, payroll, occupation, property and excise taxes, assessments, levies, imposts, duties or other governmental charges of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

         "Termination Date" means September 30, 1996.

         "Threatened Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Title Commitment" has the meaning set forth in Section 6.13(a).

         "Title Company" means Charter Title Company, Houston, Texas.

         "Title Policy" has the meaning set forth in Section 6.13(a).

         "TNRCC" has the meaning set forth in Section 3.27(d).

         "Welfare Plans" has the meaning set forth in Section 3.16(a).

                                   ARTICLE II

                            TERMS OF THE TRANSACTION

         Section 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of the OGCA, the Company shall be merged (the "Merger") with and into NGO, which shall be the surviving corporation in the Merger (NGO being herein sometimes referred to as the "Surviving Corporation"). The Articles of Incorporation and By-laws of NGO in effect upon the consummation of the Merger shall continue to be the Articles of Incorporation and By-laws of the Surviving Corporation. The directors and officers of the Company upon consummation of the Merger shall be the directors and officers of the Surviving Corporation.

         Section 2.2 EFFECTIVE TIME OF MERGER. The Merger shall become effective upon the filing by NGO of the Certificate of Merger (together with any other documents required by law to effectuate the Merger) with the Secretary of State of the State of Oklahoma, which filing shall be made by NGO, immediately prior to, or simultaneously with, the Closing, in accordance with the provisions of Title 18, Section 1081.C. of the OGCA.

         Section 2.3      CONVERSION OF STOCK.  At the Effective Time:

         (a) Each share of the NGO Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of H&P, be converted into the right to receive that number of shares of the Occidental Common Stock (rounded to the nearest thousandth of a share, with .0005 of a share rounded upwards) which shall be equal to the quotient obtained by dividing $96,000 by the Closing Stock Price; provided, however, that, in the event that the actual Closing Stock Price shall be less than $21.50, (i) the Closing Stock Price shall be deemed, for purposes of this Section 2.3(a), to be $21.50, and (ii) H&P shall have the right to terminate this Agreement pursuant to the provisions of
Section 10.1(iv).

         (b) Each share of the Company Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company or Occidental, be converted into one share of the NGO Common Stock (the common stock of the Surviving Corporation).

         (c) H&P shall cease to have any rights with respect to the NGO Shares, except, upon surrender by H&P, in accordance with the provisions of clause (i) of Section 2.4(b), of all certificates which, prior to the Effective Time, represented the NGO Shares, the right to receive the consideration specified in Section 2.3(a).

         (d) Occidental shall have all rights with respect to the shares of the NGO Common Stock (the common stock of the Surviving Corporation).

         Section 2.4      CLOSING.

         (a)     The closing for the Merger (the "Closing") shall take place
(i) at the offices of H&P, 1579 E. 21st Street, Tulsa, Oklahoma, at 10:00 a.m. (local time) on the earlier to occur of (A) the Termination Date, and (B) that day that is two consecutive Business Days after the day on which the last of the conditions to the obligations of the Parties set forth in Articles VIII and IX shall be fulfilled or waived (subject to Applicable Law) or are capable of being fulfilled at the Closing, or (ii) such other time or place or on such other date as the Parties shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date".

         (b)     At the Closing, H&P shall deliver to Occidental the following:

                 (i) All certificates which, prior to the Effective Time, represented the NGO Shares, endorsed in blank by an officer of H&P;

                 (ii) A certificate executed on behalf of H&P by the President or any Vice President of H&P, dated the Closing Date, certifying, to the best of such officer's knowledge, in such detail as Occidental may reasonably request, that the conditions set forth in
         Article VIII have been fulfilled and that neither H&P nor

          NGO is in breach of any provision of this Agreement to be observed or performed by H&P or NGO;

                 (iii) The minute books, stock records and corporate seal of NGO, certified as complete and correct as of the Closing Date by the Secretary or any Assistant Secretary of H&P;

                 (iv) The written resignations of such directors and officers of NGO as Occidental shall, at least 3 days prior to the Closing Date, specify in writing to H&P, such resignations to be effective at the Closing Date;

                 (v) A letter, dated the Closing Date, from each director and officer of NGO stating that such individual does not have any pending claim for indemnification from NGO and is not aware of any facts that might form the basis for such a claim;

                 (vi) A copy of each of (A) the resolutions of the Board of Directors of H&P authorizing the execution, delivery and performance by H&P of this Agreement and of each of the Related Documents to which H&P is a party, and (B) the by-laws of H&P, certified as of the Closing Date by the Secretary or any Assistant Secretary of H&P;

                 (vii) A copy of each of (A) the resolutions of the Board of Directors of NGO authorizing the execution, delivery and performance by NGO of this Agreement and of each of the Related Documents to which NGO is a party, and (B) the by-laws of NGO, certified as of the Closing Date by the Secretary or any Assistant Secretary of NGO;

                 (viii) A copy of the consent to action without a meeting of the sole shareholder of NGO, certified as of the Closing Date by the Secretary or any Assistant Secretary of H&P, pursuant to the provisions of Title 18, Section 1081.C. of the OGCA;

                 (ix) A certificate or certificates from the Secretary of State of each of the States of Delaware and Oklahoma, dated not more than three Business Days prior to the Closing Date, certifying as to the charter documents, and the good standing and corporate existence, of H&P and NGO, respectively;

                 (x) An opinion of Steven R. Mackey, Esq., Vice President and General Counsel of H&P and legal counsel to H&P and NGO, dated the Closing Date, in substantially the form of Exhibit 2.4(b)(x);

                 (xi) A copy of the Registration Agreement, duly executed by an authorized officer of H&P;

                 (xii) A copy of the Novation Agreement, duly executed by an authorized officer of each of H&P;

                 (xiii) A certificate executed by the Secretary or any Assistant Secretary of NGO, dated the Closing Date, pursuant to the provisions of Title 18, Section 1081.C. of the OGCA;

                 (xiv) A copy of all written reports, correspondence and analytical data which (A) represent, summarize or interpret results of testing or sampling of environmental media at the Baytown Land, and
         (B) have been generated or prepared on behalf of H&P or NGO by their respective consultants, contractors or outside legal counsel prior to the Closing; and

                 (xv) A receipt, dated the Closing Date, of H&P for the certificate representing the shares of the Occidental Common Stock issued by Occidental to H&P upon conversion of the shares of NGO Common Stock.

                 (c) At the Closing, Occidental shall deliver to H&P the following:

                 (i) A certificate representing the number of shares (rounded to the nearest whole share, with five-tenths of a share rounded upwards) of the Occidental Common Stock determined by multiplying (A) 500, by (B) the number of shares of the Occidental Common Stock into which one share of the NGO Common Stock shall have been converted at the Effective Time, registered in the name of H&P;

                 (ii) A certificate executed on behalf of Occidental by the President, any Executive Vice President, any Vice President or the Treasurer of Occidental, dated the Closing Date, certifying, to the best of such officer's knowledge, in such detail as H&P may reasonably request, that the conditions set forth in Article IX have been fulfilled and that neither Occidental nor the Company is in breach of any provision of this Agreement to be observed or performed by Occidental or the Company;

                 (iii) A copy of each of (A) the resolutions of the Board of Directors of Occidental (or of any committee of such Board of Directors) authorizing the execution, delivery and performance by Occidental of this Agreement and of each of the Related Documents to which Occidental is a party, and (B) the by-laws of Occidental, certified as of the Closing Date by the Secretary or any Assistant Secretary of Occidental;

                 (iv) A copy of each of (A) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement, and (B) the by-laws of the Company, certified as of the Closing Date by the Secretary or any Assistant Secretary of the Company;

                 (v) A copy of the consent to action without a meeting of the sole shareholder of the Company, certified as of the Closing Date by the Secretary or any Assistant Secretary of Occidental, pursuant to the provisions of Title 18, Section 1081.C. of the OGCA;

                 (vi) A certificate or certificates from the Secretary of State of each of the States of Delaware and Oklahoma, dated not more than three Business Days prior to the Closing Date, certifying as to the charter documents, and the good standing and corporate existence, of Occidental and the Company, respectively;

                 (vii) An opinion of Robert E. Sawyer, Esq., an Associate General Counsel of Occidental, dated the Closing Date, in substantially the form of Exhibit 2.4(c)(vii);

                 (viii) An opinion of Gable Gotwals Mock Schwabe, special counsel for Occidental and the Company in connection with this transaction, dated the Closing Date, in substantially the form of
         Exhibit 2.4(c)(viii);

                 (ix) A copy of the Registration Agreement, duly executed by an authorized officer of Occidental;

                 (x) A copy of the Novation Agreement, duly executed by an authorized officer of Occidental;

                 (xi) A certificate executed by the Secretary or any Assistant Secretary of the Company, dated the Closing Date, pursuant to the provisions of Title 18, Section 1081.C. of the OGCA;

                 (xii) A copy of all written reports, correspondence and analytical data which (A) represent, summarize or interpret results of testing or sampling of environmental media at the Baytown Land, and
         (B) have been generated or prepared on behalf of Occidental by its consultants, contractors or outside legal counsel prior to the Closing; and

                 (xiii) A receipt, dated the Closing Date, of Occidental for the certificates referred to in clause (i) of Section 2.4(b).

         Section 2.5      EFFECT OF THE MERGER.   At the Effective Time, the
separate existence of the Company having been merged into NGO shall cease, and NGO being the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations so merged; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations, from that time forward, shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         Section 2.6 TAKING OF NECESSARY ACTION; FURTHER ACTION. H&P shall (and shall cause NGO to), and Occidental shall (and shall cause the Company to), take all such reasonable and lawful action as may be necessary or appropriate in order to consummate or implement the transactions contemplated hereby (including the Merger) in accordance with the terms hereof or otherwise as promptly as possible. In the event that, at any time after the Closing Date, any such further action shall be necessary or desirable to carry out the purposes of this Agreement, each of H&P and Occidental shall, and shall direct their respective Representatives to, take all such further action (including the execution and delivery of such further instruments and documents) as H&P or Occidental, as the case may be, may reasonably request; provided, however, that this Section 2.6 shall not be deemed to require any Party to expend funds or incur obligations not otherwise expressly required pursuant to the provisions of this Agreement or the Registration Agreement.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF H&P

         H&P represents and warrants to Occidental that:

         Section 3.1 ORGANIZATION OF H&P AND NGO. H&P is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. NGO is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma with full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. No dissolution, liquidation or bankruptcy proceeding is pending, contemplated or threatened against either H&P or NGO.

         Section 3.2 QUALIFICATION AND CORPORATE POWER OF NGO. NGO has all requisite corporate power and authority to own, lease and operate the Assets and to carry on the business in which it is engaged and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the Assets owned or used by it, or the nature of the activities conducted by it, requires such qualification. Schedule 3.2 contains a complete and accurate list of the jurisdictions in which NGO is so qualified or licensed to do business.

         Section 3.3 CHARTER AND BY-LAWS OF NGO. H&P has made available to Occidental accurate and complete copies of (i) the charter and by-laws of NGO as currently in effect, (ii) the stock records of NGO, and (iii) the minutes of all meetings of the Board of Directors of NGO, any committees of such Board of Directors, and the shareholders of NGO (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of NGO and all actions taken by such Board of Directors, committees and shareholders. NGO is not in violation of any provision of its charter or by-laws.

         Section 3.4 CAPITALIZATION OF NGO. The authorized capital stock of NGO consists of 20,000 shares of the NGO Common Stock, of which 500 shares are issued and outstanding, and no shares of the NGO Common Stock are held in NGO's treasury. All of the NGO Shares have been validly issued and are fully paid and nonassessable, and no shares of the NGO Common Stock are subject to, nor have any been issued in violation of, any preemptive or similar rights.
All of the NGO Shares are held, beneficially and of record, by H&P and are free and clear of any Encumbrances. Except as set forth above in this Section 3.4, there are outstanding (i) no Equity Securities of NGO, and (ii), except for the obligations of H&P and Occidental pursuant to the provisions of this Agreement, no options or other rights to acquire from H&P or NGO, and no obligation of H&P or NGO to issue or sell, any Equity Securities of NGO. There are no (A) outstanding obligations of NGO to repurchase, redeem or otherwise acquire any shares of its capital stock, or (B) Contracts relating to the issuance, sale or transfer of any Equity Securities or other securities of NGO.

         Section 3.5 AUTHORITY RELATIVE TO THIS AGREEMENT AND THE RELATED DOCUMENTS. H&P has all requisite corporate power and authority (i) to execute and deliver this Agreement and each of the Related Documents to which it is a party, (ii) to consummate the transactions contemplated hereby and thereby, and
(iii) to perform the obligations of H&P hereunder and thereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions contemplated hereby and thereby. NGO has all requisite corporate power and authority (A) to execute and deliver this Agreement and each of the Related Documents to which it is a party, (B) to consummate the transactions contemplated hereby and thereby, and (C) to perform the obligations of NGO hereunder and thereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions contemplated hereby and thereby. The execution and delivery by H&P of, and the performance by H&P of its obligations under, this Agreement and each of the Related Documents to which it is a party have been duly authorized by all requisite corporate action on the part of H&P, and no other corporate proceedings on the part of H&P are necessary to authorize the execution, delivery and performance by H&P of this

Agreement and each of such Related Documents and the consummation by H&P of the transactions contemplated hereby and thereby. The execution and delivery by NGO of, and the performance by NGO of its obligations under, this Agreement and each of the Related Documents to which it is a party have been duly authorized by all requisite corporate action on the part of NGO, and no other corporate proceedings on the part of NGO or its sole shareholder are necessary to authorize the execution, delivery and performance by NGO of this Agreement and each of such Related Documents and the consummation by NGO of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by H&P and NGO and constitutes (and each of the Related Documents to which H&P or NGO is a party, and each other agreement, instrument or document executed or to be executed by H&P or NGO in connection with the transactions contemplated hereby or thereby, has been, or when executed will be, duly executed and delivered by H&P or NGO, as the case may be, and constitutes, or when so executed and delivered will constitute) a valid and legally binding obligation of H&P or NGO enforceable against H&P or NGO, as the case may be, in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity).

         Section 3.6 NONCONTRAVENTION. Except as set forth on Schedule 3.6, (i) the execution, delivery and performance by H&P and NGO of this Agreement and each of the Related Documents to which H&P or NGO is a party, and
(ii) the consummation by H&P and NGO of the transactions contemplated by this Agreement or each of such Related Documents do not and will not (A) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, (1) the charter or by-laws of H&P or NGO, (2) any resolution adopted by the Board of Directors or the stockholders of H&P or NGO, or (3) any Order or Permit to which H&P or NGO, or any of their respective properties and assets, may be subject, (B) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, amendment, cancellation or acceleration of, or require payment under, any bond, debenture, note, mortgage, indenture, lease or other Contract to which H&P or NGO is a party or by which H&P or NGO or any of their respective properties or assets may be bound or affected, (C) result in the imposition or creation of any Encumbrance upon, or with respect to, any of the NGO Shares or the properties or assets owned or used by NGO, or (D), assuming compliance with the matters referred to in Section 3.7, violate any Law binding upon H&P or NGO.

         Section 3.7 CONSENTS. No Consent of, or declaration, filing or registration with, any Person (including any Governmental Body) is required to be obtained or made by H&P or NGO in connection with (i) the execution, delivery or performance by H&P or NGO of this Agreement or any of the Related Documents to which H&P or NGO is a party, or (ii) the consummation by H&P or NGO of the transactions contemplated by this Agreement or any of such Related Documents, other than (A) compliance with the applicable requirements of the HSR Act, (B) compliance with any applicable state securities or takeover laws, (C) the filing by NGO of the Certificate of Merger with the Secretary of State of the State of Oklahoma, and (D) other filings with Governmental Bodies in the Ordinary Course of Business of H&P or NGO that are not required to be made prior to the consummation of the transactions contemplated by this Agreement or such Related Documents.

         Section 3.8 SUBSIDIARIES. NGO does not own, directly or indirectly, any Equity Securities or other securities of any corporation or have any direct or indirect equity or ownership interest in, or right to elect directors, managers or trustees (or any Person performing similar functions) of, any other Person.

         Section 3.9 FINANCIAL STATEMENTS. NGO has delivered to Occidental complete and correct copies of (i) the audited balance sheet of NGO for the six months ended March 31, 1996 (the "Balance Sheet"), and the related audited statements of income, shareholder's equity and cash flows for such six months, and (ii) the audited balance sheets of NGO, and the related audited statements of income, shareholders' equity and cash flows, for the fiscal years of NGO ended September 30, 1994 and 1995 (collectively, the "Financial Statements"). The Financial Statements (A) have been prepared from the books and records of NGO and, except as disclosed in the report of independent auditors included therewith, in conformity with GAAP, and (B) accurately and fairly present the financial condition and the results of operations and cash flows of NGO as of the respective dates of, and for the periods referred to in, the Financial Statements, all in accordance with GAAP, subject, in the case of the Financial Statements as of and for the six months ended March 31, 1996, to normal recurring year-end adjustments, none of which could reasonably be expected to be material. The Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in such report of independent auditors.

         Section 3.10 ABSENCE OF UNDISCLOSED LIABILITIES. NGO does not have, and, since the date of the Balance Sheet, NGO has not incurred, any liability or obligation (whether asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, or otherwise), except (i) liabilities reflected on the Balance Sheet, (ii) current liabilities which have arisen since the date of the Balance Sheet in the Ordinary Course of Business of NGO (none of which is a material liability for breach of contract, tort or infringement), and (iii) liabilities disclosed on
Schedule 3.10.

         Section 3.11 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of NGO, all of which have been made available to Occidental, are, to the best of the Knowledge of H&P, complete and correct in all material respects and accurately and fairly reflect, in reasonable detail, the transactions that have taken place involving the business of NGO. At the Closing, all of such books and records will be in the possession of NGO.

         Section 3.12 TITLE TO PROPERTIES. NGO owns, and has Defensible Title to, all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it owns or purports to own, including the Baytown Land, all improvements thereon and all of the properties and assets reflected in the Balance Sheet (except for personal property sold by NGO since the date of the Balance Sheet in the Ordinary Course of Business of NGO).

         Section 3.13 ACCOUNTS RECEIVABLE. All accounts receivable of NGO that are reflected on the Balance Sheet or arising since the date of the Balance Sheet (subject to the reserve for bad debts reflected on the Balance Sheet) represent valid obligations and have been collected or are collectible and are subject to no defenses, set-offs or counterclaims that are not reflected on the Balance Sheet. Set forth on Schedule 3.13 is a list of all accounts receivable of NGO as of the date indicated on such Schedule, showing separately those accounts receivable that as of such date have been outstanding
(i) 1 to 29 days, (ii) 30 to 59 days, (iii) 60 to 89 days, and (iv) 90 days or more.

         Section 3.14 INVENTORY. The inventory of NGO consists of odorants for natural gas and liquefied petroleum gas, products used in the chemical industry and constituent chemicals for the production of such odorants and products. Such inventory is salable in the Ordinary Course of Business of NGO, except for items which have been written off or written down to net realizable value thereof in the Balance Sheet.

         Section 3.15     ABSENCE OF CERTAIN CHANGES.  Except as disclosed on
Schedule 3.15, since the date of the Balance Sheet, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, operations, properties, prospects, assets or condition (financial or otherwise) of NGO,
(ii) the business of NGO has been conducted only in the Ordinary Course of Business of NGO, (iii) NGO has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the Ordinary Course of Business of NGO, (iv) NGO has not suffered any material loss, damage, destruction or other casualty to, or condemnation of, any of the Assets (whether or not covered by insurance), and (v) NGO has not taken any of the actions set forth in Section 5.2 except as permitted thereunder.

         Section 3.16     EMPLOYEE BENEFITS.

         (a) Schedule 3.16 contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of section 3(2) of ERISA), program, agreement or arrangement, whether formal or informal, written or oral, and whether legally binding or not, sponsored, maintained or contributed to, or required to be contributed to, by H&P or NGO or by any trade or business, whether or not incorporated, that, together with H&P or NGO, would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA, a "controlled group" within the meaning of section 414(b) of the Code, "trades or businesses under common control" within the meaning of section 414(c) of the Code, or an "affiliated service group" within the meaning of section 414(m) of the Code (an "ERISA Affiliate") within the last six years, for the benefit of any employee, former employee, consultant, officer or director of NGO (the "Plans"). Schedule 3.16 includes and identifies each of the Plans that is an "employee welfare benefit plan", as defined in Section 3(1) of ERISA ("Welfare Plans"), or "employee pension benefit plan", as defined in Section 3(2) of ERISA ("Pension Plans", and together with Welfare Plans, hereinafter referred to collectively as "ERISA Plans"). Except as set forth in
Schedule 3.16, neither H&P, NGO nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional Plan or to modify or change any existing Plan that would affect any employee or terminated employee of NGO or any ERISA Affiliate. Except as set forth in Schedule 3.16, there has been no merger, consolidation, or transfer of assets or liabilities (including any spin-off, split up or split off) with respect to any of the ERISA Plans.

         (b) Except as set forth in Schedule 3.16, with respect to each of the Plans sponsored by H&P, NGO or any ERISA Affiliate, H&P, NGO or any such ERISA Affiliate has the right, respectively, to alter, amend, suspend or terminate any such Plan.

         (c) With respect to each of the Plans, NGO or H&P has heretofore delivered to Occidental true and complete copies of the following documents:

                          (i) a copy of the Plan (including all adopted and pending amendments thereto), including any material documents necessary or appropriate for the proper operation and administration of the Plan;

                          (ii) a copy of the annual report, if required under ERISA or any other Applicable Law, with respect to each such Plan for the last three most recently completed plan years;

                          (iii) a copy of the actuarial report, if required under ERISA or any other Applicable Law, with respect to each such Plan for the last three completed plan years;

                          (iv) a copy of the most recent Summary Plan Description ("SPD"), together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA with respect to each such Plan, and all other material employee communications relating to each such Plan;

                          (v) if any of the Plans is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all adopted and pending amendments thereto) and the latest financial statements thereof;

                          (vi) all contracts relating to the Plans with respect to which H&P, NGO or any ERISA Affiliate may have any liability, including insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping or other servicing or administrative agreements; and

                          (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

         (d) To the extent necessary or appropriate for the proper operation and administration of each of the Plans, the participant and beneficiary records with respect to each of such Plans accurately state the history of each participant and beneficiary in connection with each of the respective Plans and accurately state the benefits earned and owed to each person under such Plans.

         (e) Each of the Plans is, and has always been, operated in all material respects in accordance with all Applicable Laws, and H&P, each of H&P's designees and all fiduciaries (within the meaning of section 3(21) of ERISA) of all of such Plans, and, to the Knowledge of H&P, all other persons who participate in the operation of such Plans, have always acted in accordance with the provisions of all Applicable Laws, the Plan documents and written descriptions of the Plans. Each of the Plans intended to be "qualified" within the meaning of 401(a) of the Code is so qualified and has received a currently applicable favorable determination letter issued under Revenue Procedure 93-39 by the Internal Revenue Service to that effect.

         (f) No liability under Title IV of ERISA has been incurred, directly or indirectly, by H&P, NGO or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to NGO or any ERISA Affiliate of incurring a liability under such Title, other than a liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due. To the extent that this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which NGO or any ERISA Affiliate made, or was required to make, contributions during the five year period ending on the last day of H&P's most recent fiscal year.

         (g) The PBGC has not instituted any Proceedings to terminate any of the ERISA Plans, and no condition exists that presents a material risk that any such Proceedings will be instituted.

         (h) No reportable event within the meaning of Section 4043 of ERISA, or prohibited transaction within the meaning of Section 406 of ERISA, has occurred with respect to any Plan.

         (i) Neither NGO, any ERISA Affiliate, any of the ERISA Plans or any trust created thereunder nor any trustee or administrator thereof has engaged in any transaction or has taken or failed to take any action in connection with which NGO, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to any liability, fine, penalty, tax or related charge under section 409, section 502(c), (i) or (l), or section 4071 of ERISA or Chapter 43 of the Code, or the imposition of a lien pursuant to section 401(a)(29) or 412(n) of the Code. Each Welfare Plan of H&P, NGO or any ERISA Affiliate that is subject to section 1862(b)(1) of the Social Security Act, as amended, has been operated in compliance with the secondary payor requirements of such section.

         (j) The current value of the assets of each of the Plans that is subject to Title IV of ERISA exceeds the present value of the accrued benefits under each such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared for such Plan. Full payment has been made, or will be made in accordance with section 404(a)(6) of the Code, of all amounts which NGO or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and section 412 of the Code, and all such amounts properly accrued through the Closing with respect to the current plan year thereof will be paid by NGO or H&P on or prior to the Closing or will be properly recorded on the Balance Sheet; and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement.

         (k) Except as set forth on Schedule 3.16, no assets of any of the Plans are invested, directly or indirectly, in any obligation of, or security or other instrument issued by, H&P, NGO or, with respect to the ERISA Plans, any ERISA Affiliate, and no assets of any of the Plans are invested, directly or indirectly, in real or personal property used by H&P, NGO or, with respect to the ERISA Plans, any ERISA Affiliate. There is sufficient liquidity of assets in each of the funded Plans to promptly pay for the benefits earned and other liabilities owed under such Plan. With respect to each of the Plans, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

         (l) Except as set forth in Schedule 3.16, no Plan is a "multiemployer plan" as such term is defined in section 3(37) of ERISA. No Plan is a plan maintained by more than one employer (a so-called "multiple employer plan") for purposes of section 413(c) of the Code.

         (m) No amounts payable under the Plans or any other agreement or arrangement to which NGO is a party will, as a result of the transactions contemplated by this Agreement, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

         (n) No "leased employee", as that term is defined in section 414(n) of the Code, performs services for NGO.

         (o) Except as set forth in Schedule 3.16, no Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of NGO after retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of NGO or an ERISA Affiliate, or
(iv) benefits, the full cost of which is borne by the current or former employee (or his beneficiary).

         (p) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of NGO or an ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

         (q) Except as described in Schedule 3.16, there is, and has been, no actual, and, to the Knowledge of H&P, no anticipated, threatened or expected, litigation or arbitration concerning or involving any of the Plans. No complaints to or by any Governmental Body have been filed, or, to the Knowledge of H&P, are threatened or expected, with respect to any of the Plans. No claims have been made, or, to the Knowledge of H&P, are expected, with respect to any bond or any fiduciary or other similar insurance with regard to the actions of any Person in connection with any of the ERISA Plans or other funded Plans, nor has there been, nor is there, to the Knowledge of H&P, expected, any notice to any insurer under any such bond or policy with regard to any of such Plans. No application for any bond or fiduciary liability or similar insurance policy has been issued subject to any qualification, condition or exclusion.

         (r) Except as set forth in Schedule 3.16, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of H&P or any of its subsidiaries to severance pay, unemployment compensation or any other similar payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or officer,
(iii) result in any employment-related expenses or liabilities, the full cost of which will not be paid by H&P, or (iv) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         Section 3.17     LABOR RELATIONS.

         (a) Except as set forth on Schedule 3.17, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the Knowledge (which term, for purposes of this Section 3.17, includes any Person for whom NGO is or may be responsible) of H&P, threatened against or affecting NGO and, during the past five years, there has not been any such action, (ii), to the Knowledge of H&P, there are no union claims to represent the employees of NGO, (iii) NGO is not a party to, or bound by, any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of NGO, (iv) none of the employees of NGO are represented by any labor organization, and H&P has no knowledge of any current union organizing activities among the employees of NGO, nor does any question concerning representation exist concerning such employees, (v) there are no written personnel policies, rules or procedures applicable to employees of NGO, other than those which have heretofore been delivered to Occidental, (vi) NGO has at all times been in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act, as revised, or other applicable law, ordinance or regulation, (vii) there is no unfair labor practice charge or complaint against NGO pending, or, to the Knowledge of H&P, threatened, before the National Labor Relations Board or any similar state or foreign agency, (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to NGO, (ix), to the Knowledge of H&P, no charges with respect to, or relating to, NGO are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, (x), to the Knowledge of H&P, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to, or relating to, NGO, and no such investigation is in progress,
(xi) there are no threatened or pending wage and hour claims filed against NGO with the United States Department of Labor or any corresponding state agency,
(xii) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations relating to NGO, (xiii) there is no pending investigation of, or complaint pending against, NGO by the Office of Federal Contract Compliance Programs or any corresponding state agency, and (xiv) there are no complaints, controversies, lawsuits or other proceedings pending against NGO brought on behalf of any applicant for employment or classes of any such applicants alleging (A) any breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof, or (B) other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

         (b) Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988, NGO never has employed at any one time 100 or more employees on a full or part-time basis.

         Section 3.18     LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth on Schedule 3.18 , there is no Proceeding pending, or, to the Knowledge of H&P, threatened, by, against or involving NGO or any of the Assets.

         (b) Except as set forth on Schedule 3.18, there is no Order to which NGO or any of the Assets is subject.

         (c) There is no Proceeding pending, or, to the Knowledge of H&P, threatened, by, against or involving H&P, any of its Affiliates or any of the Assets and that challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, this Agreement or any of the transactions contemplated hereby.

         Section 3.19     COMPLIANCE WITH LAWS.  Except as disclosed on
Schedule 3.19, (i) H&P and NGO have complied in all material respects with all Applicable Laws and the Assets have been operated in all material respects in compliance with all Applicable Laws, (ii) neither H&P nor NGO has received any written notice of non-compliance from any Governmental Body, which has not been dismissed, or with which any of them has not fully complied or that any of the Assets have not been operated in such compliance, and (iii) neither H&P nor NGO is charged or, to the Knowledge of H&P, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of NGO. Set forth on Schedule 3.19 is an accurate and complete list of each such notice. There has been no operator of any of the Assets other than H&P and NGO.

         Section 3.20 PERMITS. Set forth in Part I of Schedule 3.20 is a complete and accurate list, and H&P has delivered to Occidental true and
complete copies, of each Permit held by NGO.   Except as disclosed in Part II
of Schedule 3.20, (i) NGO holds all Permits necessary or required for the conduct of the business of NGO as presently conducted, (ii) each of such Permits is in full force and effect, and (iii) NGO is in compliance in all material respects with all of the obligations of NGO with respect thereto. Except as disclosed in Part II of Schedule 3.20, no notice has been issued by any Governmental Body and no Proceeding is pending, or, to the Knowledge of H&P, threatened, with respect to any alleged failure by NGO to have any such Permit or to be in compliance therewith. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any such Permit.

         Section 3.21     CONTRACTS; NO DEFAULTS.

         (a) Part I of Schedule 3.21 is a complete and accurate list, and H&P has made available to Occidental true and complete copies, of each of the following Applicable Contracts:

                 (i) Each Applicable Contract for, or relating to, any borrowing of money, or any guaranty of any liability or obligation, by NGO;

                 (ii) Each Applicable Contract with a term in excess of one year that involves the performance of services or the delivery of goods or materials by NGO of an aggregate amount or value in excess of $50,000;

                 (iii) Each Applicable Contract with a term in excess of one year that involves the performance of services or the delivery of goods or materials to NGO of an aggregate amount or value in excess of $50,000;

                 (iv) Each Applicable Contract that was not entered into in the Ordinary Course of Business of NGO and that involves aggregate expenditures or receipts of NGO in excess of $50,000;

                 (v) Each lease, rental or occupancy agreement, license, installment or conditional sale agreement, and each other Applicable Contract, involving or affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, or arising out of, or relating to, the acquisition or disposition of, any Asset (other than personal property leases and installment and conditional sales agreements having aggregate payments of less than $50,000 and with terms of less than one year);

                 (vi) Each Applicable Contract, including any employment, compensation or severance arrangements, with any current director, officer or employee of NGO;

                 (vii) Each Applicable Contract with any consultant or advisor of NGO that involves aggregate expenditures of NGO in excess of $50,000;

                 (viii) Each Applicable Contract to which H&P or any Affiliate of H&P is a party;

                 (ix) Each Applicable Contract containing covenants that in any way purport to restrict the business activity of NGO or limit the freedom of NGO to engage in any line of business or to compete with any Person;

                 (x) Each Applicable Contract involving a sharing of profits, losses, costs or liabilities by NGO with any other Person;





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





                 (xi) Each Applicable Contract relating to the treatment, storage, Release, recycling, disposal or Cleanup of Hazardous Materials;

                 (xii) Each Applicable Contract with any Governmental Body that is binding on, or restricts the actions of, NGO;

                 (xiii) Each Applicable Contract involving hedges, swaps, futures, options or other derivatives, or similar arrangements;

                 (xiv) Each Applicable Contract in the nature of a settlement or a conciliation agreement arising out of any pending claim by any Person other than NGO;

                 (xv) Each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any trade secrets or intellectual property of NGO;

                 (xvi) Each collective bargaining agreement and other Applicable Contract to, or with, any labor union or other employee representative of a group of employees that covers any of the Employees;

                  (xvii) Each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                 (xviii)          Each power of attorney that is currently
         effective and outstanding;

                 (xix) Each Applicable Contract calling for capital expenditures in excess of $50,000; and

                 (xx) Each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

         (b) Except as set forth in Part II of Schedule 3.21, (i) each Applicable Contract identified or required to be identified on Schedule 3.21 is in full force and effect and is valid and enforceable in accordance with its terms, and (ii) no notices of termination or cancellation thereof have been given or received by H&P or NGO. Neither NGO nor, to the Knowledge of H&P, any other party to any such Applicable Contract is in breach of, or default under, any such Applicable Contract, and no event has occurred that (after notice or lapse of time or both) would (A) become a breach of, or a default under, or would permit modification, cancellation, acceleration or termination of, any such Applicable Contract, or (B) result in the creation of any Encumbrance upon, or any Person obtaining any right to acquire, any of the Assets or any rights of NGO under any such Applicable Contract. There are no material unresolved disputes involving NGO under any Applicable Contract.

         Section 3.22     DISCHARGE OF OBLIGATIONS.  Except as set forth on
Schedule 3.22, since March 31, 1996, NGO has not discharged any liabilities or obligations involving the payment of an amount in excess of the amount reflected for such liability or obligation in the Balance Sheet.

         Section 3.23 MATERIAL PERSONAL PROPERTY. All material improvements, fixtures and equipment owned in whole or in part by NGO are being maintained in a state adequate to conduct normal operations in the Ordinary Course of Business of NGO.

         Section 3.24 REAL PROPERTY. Set forth on Schedule 3.24 is a list of all interests in real property presently, or, to the Knowledge of H&P, formerly, owned or leased by NGO, and specifying the location of each such property. The present use of all such owned or leased real property, and, to the Knowledge of H&P, such formerly owned or leased real property, conforms in all material respects to Applicable Law, and all necessary occupancy and other certificates and Permits for the occupancy and lawful use thereof have been issued and are presently in full force and effect. With respect to the Baytown Land, there are no adverse or other parties in possession of the Baytown Land. Except as set forth on Schedule 3.24, with respect to the Baytown Land, there are no pending, or, to the Knowledge of H&P, threatened, condemnation, eminent domain or similar Proceedings, and there is no pending, or, to the Knowledge of H&P, threatened, litigation affecting the Baytown Land; to the Knowledge of H&P and except as set forth on Schedule 3.24, there are no Encumbrances to title evidencing environmental contamination on the Baytown Land; and all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by Law or necessary for the operation of the business of NGO are installed and connected pursuant to valid Permits, and no notice has been received by H&P or any of its Affiliates regarding the termination or material impairment of such service. The Baytown Land has access to and from a public right of way. No notice has been received by H&P or any of its Affiliates relating to any termination or impairment of such access.

         Section 3.25 BANKING ARRANGEMENTS OF NGO. Schedule 3.25 lists (i) the name of each bank or other financial institution in which NGO has an account of any type or a safe deposit box and the number of each such account or safe deposit box, and (ii) the names of all Persons having authorization to draw thereon or having access thereto.

         Section 3.26     INSURANCE.

         (a) H&P or NGO has given proper and timely notice to NGO's insurers with respect to all known claims which could potentially exceed NGO's retention or deductible levels under applicable insurance policies and which, to the Knowledge of H&P, are covered by such policies.

         (b) Schedule 3.26.1 sets forth a list of all primary and excess occurrence-based policies covering NGO over the ten years immediately preceding that date of this Agreement. H&P has made available to Occidental a true and correct copy of (i) each general liability and products liability policy listed on Schedule 3.26.1 which currently insures NGO or which covers NGO-related claims which are outstanding from prior policy years, and (ii) each property insurance and boiler & machinery insurance policy listed on Schedule 3.26.1 covering NGO over the two years immediately preceding the date of this Agreement.

         (c) Schedule 3.26.2 sets forth a list of all claims-made policies under which H&P or NGO has tendered to NGO's insurers, or given notice to such insurers of, a claim and which is outstanding. H&P has made available to Occidental a true and correct copy of each of such policies.

         (d) Schedule 3.26.3 sets forth a list of all insurance-related indemnification and deductible reimbursement agreements between H&P and the insurers named thereon and providing liability coverage to, among others, NGO. H&P has made available to Occidental a true and correct copy of each of such agreements.

         (e) Schedule 3.26.4 sets forth a list of each certificate of insurance which has been issued to third parties on behalf of NGO by any of its insurers or any of their agents and pertaining to policies in effect.

         (f) Schedule 3.26.5 sets forth a list of each surety bond outstanding on behalf of NGO.

         Section 3.27     ENVIRONMENTAL MATTERS.  Except as set forth in
Schedule 3.27:

         (a) The Facilities and the Assets are operated, and any Hazardous Activity by or on behalf of NGO is conducted, in substantial compliance with all Environmental Laws.

         (b) The Facilities and the Assets have been operated, and any Hazardous Activity by or on behalf of NGO has been conducted, in substantial compliance with applicable Environmental Laws.

         (c) None of H&P, NGO or any Representative of H&P or NGO, or any other Person acting on behalf of any thereof, has received any notice, Order, demand, correspondence or other communication from any Governmental Body or any other Person alleging (i) any actual or potential violation or failure to comply with any Environmental Law by NGO or with respect to the Facilities or the Assets, or (ii) any actual or potential obligation, responsibility or liability to address, bear the cost of, or pay damages in lieu of addressing, any Environmental Liabilities with respect to the Facilities, the Assets or any property at, to or from which Hazardous Materials were distributed, generated, handled, imported, managed, manufactured, processed, produced, refined, Released, stored, transferred, transported, recycled, treated, disposed or used by or on behalf of NGO, H&P with respect to the Facilities or the Assets, or any other Person for whose conduct NGO is or may be held responsible.

         (d) None of H&P, NGO or any Representative of H&P or NGO, or any other Person acting on behalf of any thereof, has Released, or caused or permitted a Threatened Release of, a "reportable quantity," as defined by
Section 102 of CERCLA, 42 U.S.C. Section 9602, or any state or local analogue thereof, or any regulations of the United States Environmental Protection Agency ("EPA") or the Texas Natural Resource Conservation Commission ("TNRCC") thereunder, of any Hazardous Materials at or from the Facilities or the Assets or with respect to NGO's business operations.

         (e) None of H&P, NGO or any Representative of H&P or NGO, or any other Person acting on behalf of any thereof, has treated, stored, Released, recycled, disposed of or performed a Cleanup of, or arranged the treatment, storage, Release, recycling, disposal or Cleanup of, any Hazardous Materials at or from the Facilities or the Assets or with respect to NGO's business operations, except in compliance with Environmental Law and Permits.

         (f) None of H&P, NGO or any Representative of H&P or NGO, or any other Person acting on behalf of any thereof, has Released or disposed of "hazardous waste," as defined by Section 1004(5) of the Solid Waste Disposal Act, 42 U.S.C. Section 6903(5), or any state or local analogue thereof, or any regulations of the EPA or TNRCC thereunder, into the Environment at or from the Facilities.

         (g) There are no polychlorinated biphenyls in any of the Assets or at the Facilities.

         (h) There are no friable asbestos-containing materials at the Facilities.

         (i) There have been and are no underground storage tanks located at the Facilities, and neither H&P nor NGO has owned or operated any underground storage tanks at the Facilities or with respect to NGO's business operations.

         (j) The Facilities have not been operated or used as a landfill, landfarm, dump, or land disposal site for the disposal or deposit of Hazardous Materials or "solid waste" (as defined by Section 1004(27) of the Solid Waste Disposal Act, 42 U.S.C. Section 6903(27)).

         (k) NGO has not owned, leased or operated any real property or facility for any disposal, generation, handling, management, manufacturing, processing, production, recycling, Release, Threatened Release, storage, treatment or use of any Hazardous Materials other than on the Baytown Land.

         Section 3.28 INTELLECTUAL PROPERTY. Section 3.28 contains a complete and accurate list of all Intellectual Property Rights. NGO either owns or has valid licenses to use all Intellectual Property Rights, subject to the limitations set forth in the agreements governing such use. There are no limitations set forth in any of such agreements which, upon consummation of the transactions contemplated by this Agreement, will alter or impair any rights of NGO under any such agreement, breach any such agreement or require payment of any sums thereunder. NGO is in compliance with each such license and agreement, and there are no pending, or, to the Knowledge of H&P, threatened, Proceedings, disputes or disagreements with respect to any such Intellectual Property Rights.

         Section 3.29     SURVEY.  H&P has delivered the Survey to Occidental.

         Section 3.30 FOREIGN ASSETS. Except as set forth in Schedule 3.30, NGO does not own, lease or use any property located outside of the United States, including securities, investments in, claims against, or receivables from, any Persons having their property or business principally so located.

         Section 3.31 CLAIMS BY DIRECTORS AND OFFICERS, ETC. OF NGO. There are no outstanding claims by any present or former director, officer, employee or agent of NGO which are indemnifiable by NGO.

         Section 3.32 BROKERS OR FINDERS. Neither H&P nor any of its Affiliates has (i) retained any financial advisor, broker, agent or finder, or
(ii) paid, or agreed to pay, any financial advisor, broker, agent or finder on account of this Agreement or any of the transactions contemplated hereby, except that Smith Barney Inc. has been retained as H&P's financial advisor in connection with the transactions contemplated hereby.

         Section 3.33 INVESTMENT INTENT. H&P understands and acknowledges that the shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement have not been registered under the Securities Act or under the securities laws of any State. H&P (i) has such business experience that it is capable of evaluating the merits and risks of its investment in such shares, and (ii) is acquiring such shares for its own account for the purpose of investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, except (a) in any offering covered by a registration statement under the Securities Act, or
(b) pursuant to an applicable exemption under the Securities Act.

         Section 3.34 REGULATED INDUSTRY. Neither H&P nor NGO is, with respect to the business of NGO, subject to regulation under the PUHCA, the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, nor is either such Person subject to regulation pursuant to any rules or regulations promulgated thereunder. Neither H&P nor NGO is, with respect to such business, a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the PUHCA and the rules and regulations promulgated thereunder.

         Section 3.35  LIMITATION ON REPRESENTATIONS AND WARRANTIES BY H&P.

         (a) Except as and to the extent expressly set forth in this Agreement, included on any Schedule or in any Exhibit or included in any writing delivered by H&P to Occidental currently herewith or subsequent hereto expressly pursuant to the provisions of this Agreement, H&P makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to Occidental or any of its Affiliates or Representatives (including any opinion, information, projection, financial statement, forecast or advice that may have been provided to Occidental by any Representative of H&P or of any Affiliate thereof). In particular, H&P makes no representation or warranty to Occidental with respect to any information set forth in the Confidential Memorandum. With respect to any such projection or forecast, Occidental acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) Occidental is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts, and (iv) it shall have no claim against H&P with respect thereto.

         (b) H&P makes no representation or warranty to Occidental regarding the probable success or profitability of NGO.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF OCCIDENTAL

         Occidental represents and warrants to H&P that:

         Section 4.1 ORGANIZATION OF OCCIDENTAL AND THE COMPANY. Occidental and the Company are corporations duly incorporated, validly existing and in good standing under the laws of the States of Delaware and Oklahoma, respectively.

         Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT AND THE RELATED DOCUMENTS. Occidental has all requisite corporate power and authority (i) to execute and deliver this Agreement and each of the Related Documents to which it is a party, (ii) to consummate the transactions contemplated hereby and thereby, and (iii) to perform the obligations of Occidental hereunder and thereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions contemplated hereby and thereby. The Company has all requisite corporate power and authority (A) to execute and deliver this Agreement, (B) to consummate the transactions contemplated hereby, and (C) to perform the obligations of the Company hereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions contemplated hereby. The execution and delivery by Occidental of, and the performance by Occidental of its obligations under, this Agreement and each of the Related Documents to which it is a party have been duly authorized by the Board of Directors of Occidental (with the exact number of shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement and certain other matters to be determined by a pricing committee thereof), and no other corporate proceedings on the part of Occidental are necessary to authorize the execution, delivery and performance by Occidental of this Agreement and each of such Related Documents and the consummation by Occidental of the transactions contemplated hereby and thereby. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement have been duly authorized by all requisite corporate action on the part of the Company, and no other corporate proceedings on the part of the Company or its sole shareholder are necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Occidental and the Company and constitutes (and (1), in the case of Occidental, each of the Related Documents to which Occidental is a party, and (2), in the case of Occidental and the Company, each other agreement, instrument or document executed or to be executed by Occidental or the Company in connection with the transactions contemplated hereby or thereby, has been, or when executed will be, duly executed and delivered by Occidental or the Company, as the case may be, and constitutes, or when so executed and delivered will constitute) a valid and legally binding obligation of Occidental or the Company enforceable against Occidental or the Company, as the case may be, in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity).

         Section 4.3 NONCONTRAVENTION. Except as set forth on Schedule 4.3, (i) the execution, delivery and performance by (A) Occidental of this Agreement and each of the Related Documents to which Occidental is a party, and
(B) the Company of this Agreement, and (ii) the consummation by (1) Occidental of the transactions contemplated by this Agreement or each of such Related Documents, and (2) the Company of the transactions contemplated by this Agreement do not and will not (I) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, (a) the charter or by-laws of Occidental or the Company, (b) any resolution adopted by the Board of Directors or the stockholders of Occidental or the Company, or (c) any Order or Permit to which Occidental or the Company may be subject, (II) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, amendment, cancellation or acceleration of, or require payment under, any bond, debenture, note, mortgage, indenture, lease or other Contract to which Occidental or the Company is a party or by which Occidental or the Company or any of their respective properties or assets may be bound or affected, (III) result in the imposition or creation of any Encumbrance upon, or with respect to, any of the properties or assets owned or used by Occidental or the Company, or (IV), assuming compliance with the matters referred to in Section 4.4, violate any Law binding upon Occidental or the Company.

         Section 4.4 CONSENTS. No Consent of, or declaration, filing or registration with, any Person (including any Governmental Body) is required to be obtained or made by Occidental or the Company in connection with (i) the execution, delivery or performance by (A) Occidental of this Agreement or any of the Related Documents to which Occidental is a party, or (B) the Company of this Agreement, or (ii) the consummation by (1) Occidental of the transactions contemplated by this Agreement or any of such Related Documents, or (2) the Company of the transactions contemplated by this Agreement, other than (I) compliance with the applicable requirements of the HSR Act, (II) compliance with any applicable state securities or takeover laws, (III) filings with federal and state securities commissions in connection with the transactions contemplated by the Registration Agreement, and (IV) other filings with Governmental Bodies in the Ordinary Course of Business of Occidental or the Company that are not required to be made prior to the consummation of the transactions contemplated by this Agreement or such Related Documents.

         Section 4.5 SHARES OF OCCIDENTAL COMMON STOCK. As of the Closing, the shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement will have been duly authorized for such issuance and, when issued as contemplated by such provisions, will be validly issued, fully paid and non-assessable. Such issuance of such shares is not the subject of any preemptive rights.

         Section 4.6 SEC FILINGS. Occidental has delivered to H&P accurate and complete copies of (i) the Annual Report on Form 10-K of Occidental for the fiscal year ended December 31, 1995, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, (iii) its Proxy Statement for its last Annual Meeting of Stockholders, and (iv) its Current Reports on Form 8-K as filed since January 1, 1996, in each case in the form filed by Occidental with the SEC (together, the "Occidental Reports"). None of the Occidental Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Occidental (together the "Occidental Financial Statements") included in such reports present fairly, in conformity in all material respects with GAAP (except as may be indicated in the notes thereto and except that certain information and disclosure normally included in notes to consolidated financial statements have been condensed or omitted from the unaudited consolidated interim financial statements pursuant to rules and regulations of the SEC, but any resultant disclosures are in accordance with GAAP as they apply to interim reporting), the consolidated financial position of Occidental as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

         Section 4.7 LEGAL PROCEEDINGS. There is no Proceeding pending, or, to the knowledge of Occidental, threatened, by, against or involving Occidental or any of its Affiliates and that challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, this Agreement or any of the transactions contemplated hereby.

         Section 4.8 BROKERS OR FINDERS. Neither Occidental nor any of its Affiliates has (i) retained any financial advisor, broker, agent or finder, or (ii) paid, or agreed to pay, any financial advisor, broker, agent or finder on account of this Agreement or any of the transactions contemplated hereby.

         Section 4.9 INVESTMENT INTENT. Occidental is acquiring the shares of the Surviving Corporation for its own account for the purpose of investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, except (a) in any offering covered by a registration statement under the Securities Act, or (b) pursuant to an applicable exemption under the Securities Act.

         Section 4.10  LIMITATION ON REPRESENTATIONS AND WARRANTIES BY
OCCIDENTAL.

         (a) Except as and to the extent expressly set forth in this Agreement, included on any Schedule or in any Exhibit or included in any writing delivered by Occidental to H&P currently herewith or subsequent hereto expressly pursuant to the provisions of this Agreement, Occidental makes no other representation or warranty and disclaims all liability and responsibility for any representation, warranty, statement or information (financial or otherwise) made or communicated (orally or in writing) to H&P or any of its Affiliates or Representatives (including any opinion, information, projection, financial statement, forecast or advice that may have been provided to H&P by any Representative of Occidental or of any Affiliate thereof). With respect to any such projection or forecast, H&P acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) H&P is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts, and (iv) it shall have no claim against Occidental with respect thereto.

         (b) Occidental makes no representation or warranty to H&P regarding the probable success or profitability of Occidental.

                                   ARTICLE V

                         CONDUCT OF NGO PENDING CLOSING

         Section 5.1 OPERATION OF THE BUSINESS OF NGO. Between the date of this Agreement and the Closing Date, H&P will, and will cause NGO to, (i) conduct the business and operations of NGO only in the Ordinary Course of Business of NGO and in material compliance with all Applicable Laws, (ii) use their reasonable commercial efforts to preserve, maintain and protect the Assets in as good repair and condition as on the date of this Agreement, ordinary wear and tear excepted, (iii) use their reasonable commercial efforts to preserve intact the current business organization of NGO, to keep available the services of the current officers, employees and agents of NGO and to maintain existing relationships and good will with licensors, licensees, suppliers, contractors, distributors, customers, landlords, creditors, employees, agents and other Persons having business relationships with NGO,
(iv) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that maintained by, or for the benefit of, NGO on the date of this Agreement, (v) promptly notify Occidental of any written notice of any default, termination or cancellation under any Applicable Contract, (vi) confer with Occidental concerning operational matters of a material nature, and (vii) otherwise report periodically to Occidental concerning the status of the business, operations and finances of NGO.

         Section 5.2 RESTRICTIONS ON CERTAIN ACTIONS. From and after the date of this Agreement and prior to the Closing, except (i) as otherwise provided in this Agreement, (ii) as required by Applicable Law, (iii) as set forth on Schedule 5.2, or (iv) with the prior written consent of Occidental, H&P shall cause NGO not to:

         (a)     amend its charter or by-laws;

         (b) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Equity Securities of NGO, or amend in any respect any of the terms of any securities of NGO;

         (c) (A) split, combine, reclassify or change any shares of the capital stock of NGO, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of such capital stock, (C) grant any registration rights, (D) purchase, redeem, retire or otherwise acquire any of its securities, or (E) adopt a plan of complete or partial liquidation or resolutions providing for, or authorizing, any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of NGO;

         (d) (A) except for intercompany indebtedness owed to H&P, create, incur, guarantee or assume any obligations for borrowed money or purchase money indebtedness, or otherwise become liable or responsible for the obligations of any other Person, (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel, relocation or expense advances to employees), (C) pledge or otherwise encumber any shares of the capital stock of NGO, or (D) create any Encumbrance (other than Permitted Encumbrances) upon any of the Assets;

         (e) pay or increase any bonus, salary or other compensation payable by NGO to any stockholder, director, officer or (except in the Ordinary Course of Business of NGO) employee of NGO;

         (f) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, savings, insurance, severance, termination, stock appreciation right, restricted stock, performance unit, stock purchase, pension, retirement, deferred compensation, collective bargaining, employment or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of, or with, any director, officer or employee of NGO;

         (g) acquire, sell (other than sales of inventory in the Ordinary Course of Business of NGO), lease or otherwise dispose of any of the Assets;

         (h) acquire (by merger, consolidation or acquisition of stock or assets or otherwise), form, organize, or invest in, any Person;

         (i) make any capital expenditure if, after giving effect thereto, the aggregate amount of all capital expenditures made by NGO from the beginning of its fiscal year commencing on October 1, 1995 to the date of such expenditure, shall exceed $2,164,000, except as necessary in an emergency situation, provided that H&P shall, or shall cause NGO to, give to Occidental notice as soon as reasonably possible of such emergency situation;

         (j) waive, release, grant, cancel or transfer any claims or rights with a value to NGO in excess of $25,000;

         (k) make any change in the accounting methods, principles or practices of NGO;

         (l) except in the Ordinary Course of Business of NGO, enter into, amend, modify, terminate, renew (other than automatic renewals in accordance with the terms of any Applicable Contract) or change any Applicable Contract;

         (m) other than intercompany transactions between H&P and NGO in the Ordinary Course of Business of NGO, enter into any transaction with any Person that is an Affiliate of NGO;

         (n) take any action which would, or might, (A) make any of the representations or warranties of H&P set forth in this Agreement (taking into account any amendment, referred to in Section 12.9(b), to any of the Schedules) untrue or inaccurate





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




as of any time from the date of this Agreement to the Closing, or (B) result in any of the conditions set forth in this Agreement not being satisfied; or

         (o) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         Section 6.1 GENERAL. Prior to the Closing, each of the Parties shall refrain, and shall cause each of its Affiliates to refrain, from taking any action that would (i) prevent or invalidate the consummation of the transactions contemplated by this Agreement, or (ii) cause this Agreement or the transactions contemplated hereby to violate any Law. Each of the Parties shall endeavor in good faith to cause the conditions (a) to its obligations to close, and (b) to the obligations of the other Parties to close, to be fulfilled at or prior to the Closing.

         Section 6.2 REQUIRED CONSENTS. Each of the Parties shall use its reasonable commercial efforts to obtain all Consents of, and to effect all declarations, filings and registrations with, all Persons (including Governmental Bodies) that are necessary or required for the consummation by such Party of the transactions contemplated herein. Each of the Parties shall cooperate with the other Parties with respect to all such (i) Consents to be obtained by such Parties, or (ii) declarations, filings or registrations to be made by such Parties.

         Section 6.3 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing, H&P will, and will cause NGO and its Representatives to, (i) afford Occidental and its Representatives full and free access during normal business hours to each of NGO's properties (including subsurface testing), Assets, Contracts, books and records, and other documents and data,
(ii) furnish Occidental and such Representatives with copies of all such Contracts, books and records, and other documents and data, as Occidental may reasonably request, and (iii) furnish Occidental and such Representatives with such additional financial, operating, and other data and information, as Occidental may reasonably request.

         Section 6.4 NOTIFICATION OF CERTAIN MATTERS. H&P will promptly notify Occidental of (i) the discovery of any fact or circumstance, or the occurrence or nonoccurrence of any event, which would be likely to cause any representation or warranty made by H&P in this Agreement to be untrue or inaccurate prior to the Closing, and (ii) any material failure of H&P or NGO to comply with, or to satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder. Occidental will promptly notify H&P of (A) the discovery of any fact or circumstance, or the occurrence or nonoccurrence of any event, which would be likely to cause any representation or warranty made by Occidental in this Agreement to be untrue or inaccurate prior to the





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Closing, and (B) any material failure of Occidental or the Company to comply with, or to satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         Section 6.5 NO SHOPPING. From and after the date of this Agreement and until the earlier of (i) the Closing, or (ii) the termination of this Agreement in accordance with its terms, H&P shall, and shall cause each of its Affiliates to, refrain from taking any action, directly or indirectly, through any officer, director, employee, agent or representative, to solicit or knowingly encourage, including by way of furnishing information, the initiation of any inquiries or proposals regarding, or engage in any discussions or enter into any agreements regarding, any merger, tender offer, sale of shares of capital stock or assets (other than in the Ordinary Course of Business of NGO), business combination or similar transaction involving NGO.

         Section 6.6 PERMITS. H&P shall use, and shall cause NGO to use, its reasonable commercial efforts (i) to keep all Permits referred to on
Schedule 3.20 in effect until the Closing, and (b) to apply for renewal of each such Permit that is scheduled to terminate or expire prior to 45 days after the Closing Date.

         Section 6.7      EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

         (a) For the purposes of this Section 6.7, "Employees" shall mean the employees employed by NGO after the Closing Date who are, immediately prior to the Closing, (i) in the active employment of NGO, or (ii) on short term disability, sick leave, or other short leave of absence approved by NGO or H&P and who return to work prior to the earlier of (A) the applicable entitlement period under the long term disability plan of H&P or NGO or (B) six months subsequent to the Closing. A true and complete list of the names, positions, salaries (or hourly rates, as applicable) and the last bonus of each of the Employees shall be provided by H&P to Occidental no later than 4 days after the date of this Agreement and shall be updated by H&P from time to time up to the Closing.

         (b) Immediately following the Closing Date, Occidental, or one of its Affiliates, shall employ, or shall cause NGO to continue to employ, all of the Employees on an at-will basis.

         (c) Nothing expressed or implied in this Agreement shall confer upon any Employee, or any legal representative thereof, any rights or remedies, including any right to employment, whether directly or as a third party beneficiary, or continued employment for any specified period, of any nature or kind whatsoever.

         (d) Immediately following the Closing Date, Occidental or its Affiliates shall provide, or shall cause NGO to provide, to each Employee, to the extent that such Employee is eligible for such benefits immediately prior to the Closing Date, with the benefit plans and programs listed on Schedule 6.7 to the same extent that similarly situated employees of Occidental or its Affiliates participate in such plans and programs.





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




Notwithstanding the foregoing, nothing herein shall require Occidental or NGO to maintain any particular plan, program or arrangement following the Closing Date. Under such benefit programs, (i) service with NGO or H&P shall be counted for purpose of determining any period of eligibility to participate or vest in benefits, and (ii) Employees and their eligible dependents (if a participant in any health, long term disability or life insurance plans, as applicable, of NGO or H&P immediately prior to the Closing) shall be deemed to satisfy any pre-existing condition limitations under group medical, dental, life insurance or disability plans that shall be provided after the Closing Date, and amounts paid by such Employees towards deductibles and copayment limitations under the health plans of H&P or NGO shall be counted toward meeting any similar deductible and copayment limitations under the health plans that shall be provided after the Closing.

         (e) Immediately following the Closing Date, H&P and Occidental shall promptly take the necessary steps, in accordance with Applicable Law, to provide for a plan to plan transfer of the account balances of the Employees from the Helmerich & Payne, Inc. 401(k)/Thrift Plan to the Occidental Petroleum Corporation Savings Plan.

         (f) H&P shall retain all assets and liabilities with respect to any Plan or other benefit plan, program or arrangement except (i) with respect to the Deferred Compensation Agreement, and (ii) as otherwise provided in this
Section 6.7.

         (g) From and after the Closing, Employees shall be entitled to retain and take any paid vacation days which accrued from January 1, 1996 through Closing, but which had not been taken as of the Closing under the vacation policy applicable to such Employees. On or promptly after the Closing Date, H&P shall pay the Banked Vacation liability, if any, to any Employee entitled to such Banked Vacation. "Banked Vacation" shall mean an amount payable to any Employee for vacation time that accrued prior to January 1, 1996 and which had not been taken as of the Closing Date. For purposes of this
Section 6.7(g), vacation time taken during 1996 prior to the Closing shall reduce vacation time accrued during 1996 prior to the Closing before reducing any vacation time accrued prior to 1996, unless a different ordering rule is specified in the vacation policy applicable to Employees. Banked Vacation to Employees and any other liability owed to employees who do not become Employees shall be the responsibility of H&P.

         (h) H&P agrees that, for Employees with an accrued benefit under any Pension Plan, H&P shall, effective as of the Closing Date, amend such Pension Plan so that full vesting in such accrued benefit shall occur as of the Closing Date.

         (i) In the event that H&P or NGO terminates any of NGO's employees at any time prior to the Closing Date, H&P shall be solely responsible for any liability with respect to such termination, including liability for all severance benefit payments to any such employee pursuant to its severance plan and any costs associated with violation of any Applicable Laws.

         (j) H&P shall retain the sole responsibility for, and shall continue to pay, all hospital, medical, health care continuation coverage benefits as described in section 4980B of the Code, life insurance, disability, worker's compensation, and other welfare plan expenses and benefits (including all benefits under the Plans) for employees of H&P or NGO (including each Employee) and their covered dependents, including "qualified beneficiaries" within the meaning of section 607(3) of ERISA, with respect to claims incurred prior to the Closing. Expenses and benefits relating to such types of claims incurred by Employees and their covered dependents on or after the Closing Date shall be the sole responsibility of Occidental under the terms of its benefit plans. In addition, H&P shall retain sole responsibility for the payment of any claim for hospital, medical benefits, health care continuation coverage benefits as described in section 4980B of the Code, life insurance, disability, worker's compensation or other welfare benefits by, or any other item of compensation or benefits payable under any plan of H&P to, (i) any employee of H&P after the Closing, (ii) any former employee of H&P or NGO who retired, died, became disabled or otherwise terminated employment prior to the Closing Date, or (iii) any Employee who fails or refuses or who otherwise does not commence active employment with NGO or remain so employed as of the Closing Date.

         (k) Representatives of Occidental shall be entitled to meet with the Employees at mutually agreeable times prior to the Closing to explain and answer questions about the conditions, policies and benefits of employment by NGO after the Closing. H&P shall cooperate with Occidental until Closing in communicating to such Employees any additional information concerning employment with NGO after the Closing which such Employees may seek, or which Occidental may desire to provide, and during normal business hours shall allow additional meetings by Representatives of Occidental with such Employees of NGO upon the reasonable requests of Occidental. In addition, H&P and Occidental agree to furnish each other with appropriate records for each of the Employees as may be necessary to assist in proper benefit administration.

         (l) As of the Closing, NGO shall cease to be a participating employer in all Pension Plans and Plans sponsored by H&P, and all Employees shall cease to accrue any future benefits in such Pension Plans and Plans as of the Closing.

         Section 6.8 NO INTERCOMPANY INDEBTEDNESS OR OBLIGATIONS. H&P shall take steps to ensure that, as of the Closing, (i) NGO shall have no intercompany indebtedness or obligations of any kind owed to H&P or to any Affiliate of H&P, and (ii) NGO shall have no funded debt obligations for borrowed money owed to any Person.

         Section 6.9      BOOKS AND RECORDS.

         (a) DELIVERY. From and after the Closing and upon the request of Occidental or the Surviving Corporation, H&P shall deliver to Occidental or the Surviving Corporation, as the case may be, in Tulsa, Oklahoma, all of NGO's books and records, including bank account records, accounting records, computer records and all Applicable Contracts, in the possession of H&P or any of its Affiliates.

         (b) INSPECTION. Each Party agrees that, for a period of five years following the Closing Date, such Party shall take all necessary action to ensure that (i) all corporate books and records of NGO or pertaining to the Assets with respect to periods ending on or before the Closing Date and in the possession or control of such Party or any of its Affiliates shall be open for inspection by Representatives of the other Party at any time during regular business hours, and (ii) such other Party may during such period at its expense make such excerpts therefrom as it may reasonably request.

         (c) DESTRUCTION AND COOPERATION. For a period of five years following the Closing Date (or for such longer period as may be required by Law), no Party or any of its Affiliates shall destroy or give up possession of any original or any copy of any of the books and records relating to any matter for which any other Party shall have any continuing responsibility under this Agreement without first offering to such Party the opportunity, at its expense, to obtain such original or a copy thereof. During such period, each Party shall use its reasonable commercial efforts to cooperate with each of the other Parties and make available such records and books to the employees and Representatives of such Party to the extent that such Party may reasonably require for its corporate and other business purposes (including attendance at depositions or legal proceedings, or audits requested by such Party to be performed by such Party's independent accountants for any period through the Closing Date).

         Section 6.10 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated by this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date and involving NGO, each of the other Parties will cooperate with such Party and its counsel in such contest or defense, make available the personnel of such other Party, and provide such testimony and access to its books and records as shall be necessary in connection with such contest or defense, all at the sole cost and expense of the contesting or defending Party.

         Section 6.11     SECURITIES LAWS AND TRANSFERS; STOCK CERTIFICATES.

         (a) H&P agrees that it will not transfer or dispose of any of the shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement other than (i) pursuant to an effective registration statement under the Securities Act and any applicable state securities law, or (ii) pursuant to an exemption from such registration under the Securities Act and any such state securities law; provided, however, that such shares shall not be sold pursuant to the provisions of this clause (ii) in the event that any such registration statement shall be effective and unless and until (A) H&P shall have notified Occidental of the proposed disposition and shall have furnished Occidental with a statement of circumstances surrounding such disposition, and
(B), if requested by Occidental, at the expense of H&P or its transferee, H&P shall have furnished to Occidental an opinion of counsel, reasonably satisfactory to Occidental, to the effect that such transfer may be made without registration under the Securities Act or any applicable state securities law.

         (b) All certificates evidencing the shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement shall bear the following legend:

                 The shares of stock evidenced by this certificate (the "Shares") have been acquired for investment and have not been registered under the Securities Act of 1933 or any state securities law. The Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933 or an applicable exemption from registration thereunder.

Upon request by H&P, Occidental shall remove promptly the foregoing restrictive legend when the foregoing restrictions are no longer required by applicable securities laws.

         (c) Occidental shall make a notation in its stock books regarding the restrictions on transfer of the shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement, and such shares will be transferred on the books of Occidental only if transferred or sold in compliance with the provisions of Section 6.11(a). Upon request by H&P, Occidental shall remove promptly such notation when the foregoing restrictions on transfer are no longer required by applicable securities laws.

         Section 6.12 NO SHORT SALES. During the period from the date of this Agreement through the Closing Date, neither H&P nor any of its Affiliates or any agent acting on behalf of any of them will (i) sell, offer to sell or commence any sale, solicitation, marketing or other efforts to facilitate the disposition of any shares of the Occidental Common Stock, or (ii) sell short or enter into any put equivalent position with respect to any shares of the Occidental Common Stock.

         Section 6.13     TITLE MATTERS.

         (a) Occidental has obtained, at Occidental's sole expense, a Commitment for Title Insurance covering the Baytown Land and all improvements located thereon (the "Title Commitment") from the Title Company, pursuant to which the Title Company has agreed to issue to NGO at Closing an Owner Policy of Title Insurance (the "Title Policy"), which Title Commitment was issued on August 20, 1996 and has an effective date of August 12, 1996.

         (b) H&P shall cause the satisfaction or elimination of item 4 listed on Schedule C to the Title Commitment with the result that the Title Company shall be willing to issue the Title Policy to NGO at the Closing without exception or condition relating to such item.

         (c) Prior to the Closing, H&P shall (i) assign its U. S. trademark application No. 74/733,194 (for CAPTAN), and all of the rights, title and interest of H&P with respect thereto, to NGO on a form reasonably acceptable to Occidental, (ii) deliver an original, executed copy of such assignment to Occidental, (iii) file such assignment of record with the U. S. Patent and Trademark Office, and (iv) provide written evidence of such filing to Occidental. H&P represents and warrants to Occidental that neither such application nor the rights of H&P to such trademark are subject to any Encumbrances.

         Section 6.14     INSURANCE.

         (a) H&P shall, and, prior to the Closing, shall cause NGO to, give timely notice to NGO's insurers of any claims which shall become known to H&P or NGO between the date of this Agreement and the Closing Date and which, to the Knowledge of H&P, could potentially exceed NGO's retention or deductible levels.

         (b) H&P shall use its reasonable commercial efforts to provide copies of any occurrence-based insurance policies which Occidental or NGO may in the future request in connection with claims brought after the Closing Date and which relate to occurrences prior to the Closing Date. Subject to Section 6.14(c), NGO shall retain the right to make claims relating to pre-Closing Date occurrences against any of H&P's occurrence-based policies which insured NGO.

         (c) Neither Occidental nor NGO will submit, after the Closing Date, any claims against the National Union Policy; provided, however, that NGO may pursue claims noticed or tendered to the National Union Policy on or before the Closing Date.

         (d) NGO shall have the right to negotiate and conclude any pre-Closing Date claims noticed or tendered to NGO's insurers on or before the Closing Date under any policies insuring NGO.

         (e) In the event that H&P or any of its Affiliates shall receive or otherwise collect any amounts relating to claims involving NGO occurrences, H&P shall, or shall cause such Affiliate to, remit such amounts to Occidental within fifteen days after receipt thereof by H&P or such Affiliate, as the case may be.

         (f) H&P shall not modify or cancel coverage under (i) any of the policies of H&P which provide coverage to NGO for pre-Closing Date occurrences, or (ii) any other policies which cover any claims of NGO still outstanding on the Closing Date.

         (g) H&P and Occidental will cooperate with each other to cause to be terminated, released and discharged, on the Closing Date or as soon as practicable thereafter, each surety bond which is listed on Schedule 3.26.5. With respect to each such surety bond which shall not have been so terminated, released and discharged, Occidental shall, from and after the Closing Date, cause NGO to perform and comply, in all material respects, with all of the terms and conditions of such surety bond.





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




         (h) H&P shall not at any time provide insurance coverage for NGO or Occidental for claims which relate to post-Closing Date occurrences.

         6.15    LISTING OF SHARES OF THE OCCIDENTAL COMMON STOCK.   Prior to
the Closing Date, Occidental shall make application to supplement its listing agreements with the New York Stock Exchange, Inc. and the Pacific Stock Exchange Incorporated so as to cause the shares of the Occidental Common Stock issuable pursuant to the provisions of this Agreement to be listed thereon upon issuance or as soon thereafter as practicable.

                                  ARTICLE VII

                                  TAX MATTERS

                 Section 7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF H&P. H&P represents and warrants to Occidental, and covenants, as follows:

         (a)     TAX RETURNS.

                 (1) H&P has prepared, shall prepare or shall cause to be prepared, and has timely filed, shall timely file or shall cause to be timely filed, all Tax Returns required by applicable law to be filed by H&P or NGO for all taxable periods ending on or prior to the Closing Date, and H&P will use its reasonable efforts to ensure that all such Tax Returns to be so filed after the date of this Agreement will be true, complete and correct in all material respects.

                 (2) Except in connection with Section 7.1(a)(3), H&P shall not make any tax elections in its or NGO's Tax Returns for any taxable period ending on, prior to, or commencing prior to and ending after, the Closing Date, which could be binding upon NGO or increase the amount of Taxes for which NGO may be liable without the express, written approval of Occidental.

                 (3) NGO is a member of an affiliated group of corporations filing U.S. Federal income tax returns of which H&P is the common parent (the "Helmerich & Payne Group"). The Helmerich & Payne Group files its Tax Returns on a fiscal year ending September 30. The items of income, gain, deduction, loss and credit of NGO, including foreign tax credits, state tax deduction and other similar tax attributes of NGO affecting H&P's consolidated or combined taxable income from October 1, 1995 through the Closing Date shall be included in the consolidated or combined taxable income of the Helmerich & Payne Group in accordance with Treasury Regulations Section 1.1502-76(b), for U.S. Federal income tax and that of the states of Oklahoma, California and Kansas. H&P shall not be required to file any other Tax Returns except those required by Sections 7.1(a)(1) and 7.1(a)(3).

         (b) PAYMENT OF TAXES. H&P or NGO has paid, will pay (or will have paid on their behalf) within the time and in the manner prescribed by law, or where payment is not yet due, has established (or has had established on their behalf), or will establish or cause to be established on or before the Closing Date, an accrual, as set forth in Schedule 7.4, for the payment of, such taxes (including any interest, additions to tax, or penalties applicable thereto) due from H&P or NGO after the date of this Agreement as are indemnified by H&P pursuant to the provisions of Section 7.4.

         (c)     AUDITS, PROCEEDINGS AND LITIGATION.

                 (1) There is not any current, pending or threatened Audit of, assessment against, or litigation or other Proceeding against, H&P or NGO with respect to any Taxes due from H&P or NGO for which NGO may be liable.

                 (2) Neither H&P nor NGO is subject to, bound by, or a party to, any agreement relating to Taxes, including any agreement with any Tax Authority, that can affect a taxable period for which NGO may be liable, except for (i) a Code Section 481(a) adjustment relating to capitalization of sales tax, and (ii) the Industrial District Agreement, dated December 19, 1995, between the City of Baytown, Texas, and NGO relating to real or personal property tax. H&P has delivered to Occidental true and complete copies of (A) the Consent Agreement, dated on or about August 15, 1995, between the Internal Revenue Service and H&P with respect to such adjustment, and (B) such Industrial District Agreement.

                 (3) There are no extensions of the statutory period of limitations relating to the assessment or payment of Taxes due from H&P or NGO for any taxable period for which NGO may be liable. No issue has been raised in any Audit of NGO or H&P as a result of which NGO may be liable for any Taxes.

         (d) TAX LIENS. There are no liens for Taxes upon any of the assets of H&P or NGO, except liens for Taxes not yet due and payable, for which NGO may be liable.

         (e) TAX BASIS. The cumulative regular tax basis of all the assets of NGO as of the Closing Date, net of any and all adjustments required by the provisions of the Code, shall be provided to Occidental by H&P within 45 days of the Closing Date.

         Section 7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF OCCIDENTAL. Occidental represents and warrants to H&P, and covenants, as follows:

         (a) Immediately following the Merger, NGO will hold at least 90 percent of the fair market value of the Company's net assets and at least 70 percent of the fair market value of the Company's gross assets held immediately prior to the Merger.

         (b) Prior to the Merger, Occidental will be in control of the Company within the meaning of Section 368(c) of the Code.

         (c) Occidental has no plan or intention to reacquire any of its stock issued in the Merger.

         (d) Occidental has no plan or intention to liquidate NGO; to merge NGO with or into another corporation; to sell or otherwise dispose of the stock of NGO except for transfers of stock to corporations controlled by Occidental; or to cause NGO to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Company, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by NGO, and except for transfers described in Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4).

         (e) The Company will have no liabilities assumed by NGO, and will not transfer to NGO any assets subject to liabilities, in the Merger.

         (f) For the shorter of (i) the period required to comply with Treasury Regulation Section 1.368-1(d) and applicable case law, or (ii) the period of two years immediately following the Merger, NGO will continue its historic business or use a significant portion of its historic business assets in a business within the meaning of such Treasury Regulation and applicable case law.

         (g) Occidental will pay all of the expenses incurred by Occidental or the Company in connection with the Merger.

         (h) There is no intercorporate indebtedness existing between Occidental and NGO or between the Company and NGO that was issued, acquired, or will be settled at a discount.

         (i) Occidental does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of NGO.

         (j) Occidental has no plan or intention as part of the Merger to cause NGO to issue after the Closing additional shares of its stock that would result in Occidental losing control of NGO within the meaning of Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in NGO that, if exercised or converted, would affect Occidental's acquisition or retention of control of NGO, as defined in Section 368(c) of the Code.

         (k) Occidental will acquire the NGO Common Stock, which constitutes "control" of NGO within the meaning of Section 368(c) of the Code, from H&P solely in exchange for Occidental voting stock. No liabilities of NGO or H&P will be assumed by Occidental.

         (l) Occidental shall provide H&P with copies of any Tax Returns covering any taxable period of NGO which commences prior to and ends after the Closing Date at least 30 days prior to filing such returns.

         (m) Occidental shall not file any amendments in its or NGO's Tax Returns for any taxable period ending on or prior to the Closing Date, which could be binding upon H&P or increase the amount of Taxes for which H&P may be liable without the express, written approval of H&P. Occidental shall not make any tax elections in its or NGO's Tax Returns for any taxable period commencing prior to and ending after the Closing Date, which could be binding upon H&P or increase the amount of Taxes for which H&P may be liable without the express, written approval of H&P.

         Section 7.3  REFUNDS, CARRYOVER, ETC.

         (a)     All refunds of Taxes arising from (i) Tax Returns required by
Section 7.1(a)(3) for the period October 1, 1995 through the Closing Date, (ii) any other U.S. Federal or Oklahoma, California or Kansas income tax return filed by H&P on a consolidated or combined basis, and (iii) any Canadian federal or provincial income tax for (A) the period October 1, 1995 through the Closing Date, and (B) taxable periods ending on or prior to the Closing Date, shall be the sole property of H&P.

         (b) All refunds of Taxes for any taxable period (other than those described in Section 7.3(a)) shall be the sole property of Occidental.

         (c) Any benefit of any unutilized net operating loss, net capital loss, foreign tax credit or other carryover to any taxable period commencing prior to and ending after, or commencing after, the Closing Date, shall be the sole property of Occidental, to the extent not utilized by H&P or NGO in Tax Returns to be filed by H&P required by Sections 7.1(a)(1) and 7.1(a)(3).

         (d) If (i) H&P receives any refund, credit or other benefit described in this Section 7.3 which belongs to Occidental, or (ii) Occidental receives any refund, credit or other benefit described in this Section 7.3 which belongs to H&P, H&P or Occidental, as the case may be, shall pay to H&P or Occidental the entire amount of such refund, credit or other benefit within 15 days of its receipt of the same.

         Section 7.4  INDEMNIFICATION FOR TAXES.

         (a) INDEMNIFICATION BY H&P. Schedule 7.4 is a complete and accurate list, as of August 30, 1996, of all accruals and reserves maintained in the balance sheets of NGO and H&P for accrued Taxes for the taxable year 1996. H&P agrees to indemnify and hold harmless Occidental and its successors and assigns from any and all liabilities with respect to (i) all taxes (including any interest, additions to tax, or penalties applicable thereto) of H&P or NGO arising from (A) U. S. Federal, Oklahoma, California or Kansas income tax returns for the period from October 1, 1995 through the Closing





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Date, to the extent in excess of any accruals or reserves for Taxes reflected in the balance sheets of NGO and H&P and as set forth in Schedule 7.4, and (B) any other U.S. Federal, Oklahoma, California or Kansas income tax return, and any amendment thereto, in each case filed by H&P on a consolidated or combined basis, and (ii) 50% of all taxes (including any interest, additions to tax, or penalties applicable thereto) of H&P or NGO arising from any Texas franchise tax returns and any amendments thereto filed by NGO for taxable periods ending prior to the Closing Date; provided, however, that the obligations of H&P pursuant to the provisions of clause (ii) of this Section 7.4(a), with respect to any such taxes arising from any such Texas franchise tax return or amendment for any taxable period which shall include October, November and December 1995, shall be 50% of the difference between (1) the amount of such taxes (including any interest, additions to tax, or penalties applicable thereto), and (2) $55,645.

         (b)     PAYMENTS.  Payment of any amount due to Occidental under this
Section 7.4 shall be made within 15 days following the written request by the Party which made a payment to a Tax Authority, which request shall include proof of payment by such Party.

         Section 7.5 CONTEST PROVISION. H&P shall notify Occidental, and Occidental shall notify H&P, within 15 days in writing upon receipt by H&P or any Affiliate thereof, or by Occidental or any Affiliate thereof, as the case may be, of each written or oral communication addressed to H&P, Occidental or NGO for any taxable period which could give rise to a claim for indemnification under Section 7.4. In the case of any written communication received, H&P or Occidental shall include with the notice to Occidental or H&P, as the case may be, a true, correct and complete copy of the communication received. H&P shall have the sole right to represent the interests of NGO in any Audit, protest of other proceedings relating to a payment subject to the indemnification set forth in Section 7.4(a), to employ counsel of its choice and otherwise control the conduct of such Audit, protest or other proceedings, provided, however, that (i) Occidental shall have the right to participate in such Audit, protest or other proceedings, and (ii) H&P shall not settle any issue with respect to such Audit, protest or other proceedings which may increase the amount of Taxes for which NGO may be liable without the express, written consent of Occidental.

         Section 7.6 COOPERATION. H&P and Occidental will provide each other with such cooperation and information as H&P or Occidental may request of the other and as is reasonably necessary in filing any Tax Return, or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or in conducting any Audit or other Proceeding in respect of Taxes. Such cooperation shall include, but not be limited to, making employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder or otherwise as required in the conduct of any Audit or other Proceeding. H&P shall retain all Tax Returns, schedules and work papers and all material records or other documents relating to matters of NGO relating to Taxes for the period of seven years from the Closing Date, and, at the expiration of such period, H&P or Occidental shall have the right to dispose of any such Tax Returns or other documents after providing 90 days' notice to H&P or Occidental, as the case may





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




be. Any information obtained under this Section 7.6 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an Audit or other Proceeding.

         Section 7.7  TRANSFER TAXES.  Notwithstanding the provisions of
Section 7.1 and 7.4, Occidental and H&P shall each pay their respective transfer, documentary, excise, stamp and other similar taxes, fees or governmental charges that may be imposed by law upon each such Party in respect of the transactions contemplated by this Agreement.

         Section 7.8 SURVIVAL. Notwithstanding any other provision of this Agreement, (i) all of the representations, warranties and covenants set forth in Sections 7.1 and 7.2 pertaining to any Tax shall survive the Closing and until the applicable Tax law statute of limitations, including any extensions thereof, with respect to such Tax shall have expired, and (ii) the indemnification obligations of H&P set forth in Section 7.4 pertaining to any Tax shall survive the Closing and until six months after the applicable Tax law statute of limitations, including extensions, with respect to such Tax shall have expired.

         Section 7.9 CONDUCT OF H&P BEFORE CLOSING. From and after the date of this Agreement and prior to the Closing, except with the prior written consent of Occidental, H&P shall cause NGO not to:

         (i) enter into any settlement of any issue with respect to any Audit;

         (ii) execute any consent to extend any statute of limitations with respect to Taxes; or

         (iii) execute any consent to extend any due date for the filing of any Tax Return.

                                  ARTICLE VIII

            CONDITIONS TO OBLIGATIONS OF OCCIDENTAL AND THE COMPANY

           The obligations of Occidental and the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Occidental and the Company, in whole or in part):

         Section 8.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by H&P in this Agreement shall be true and correct in all material respects as of the Closing (taking into account any amendment, referred to in Section 12.9(b), to any of the Schedules), with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, and (ii) as provided in this Agreement).





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




         Section 8.2 PERFORMANCE BY H&P AND NGO. H&P and NGO shall have performed, and complied with, all of the covenants and obligations required by this Agreement to be performed and complied with by H&P or NGO, as the case may be, on or prior to the Closing.

         Section 8.3 NO PROCEEDINGS OR ORDERS. No Proceeding or Order shall, on the Closing Date, be pending, threatened or in effect that (i) challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, this Agreement or any of the transactions contemplated hereby, or (ii) would impose any material limitation on the ability of Occidental to exercise full rights of ownership of the shares of the Surviving Corporation or of NGO to exercise full rights of ownership of the Assets, and no director or officer of NGO shall have notified Occidental in the letters referred to in clause (v) of Section 2.4(b) of any claim for indemnification from NGO.

         Section 8.4 CONSENTS. All Consents of, and declarations, filings or registrations with, all Persons (including Governmental Bodies) required to be obtained or made by or on behalf of H&P or NGO in connection with the execution, delivery or performance by the Parties of this Agreement, or otherwise reasonably required for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the Closing.

         Section 8.5 NOVATION AGREEMENT. National Union Fire Insurance Company of Pittsburgh, PA. shall have executed and delivered a copy of the Novation Agreement to Occidental.

         Section 8.6 DELIVERY OF DOCUMENTS. H&P shall have delivered to Occidental each of the certificates, instruments, documents and other items to be delivered by H&P to Occidental pursuant to the provisions of Section 2.4(b).


                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF H&P AND NGO

           The obligations of H&P and NGO to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by H&P and NGO, in whole or in part):





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




         Section 9.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Occidental in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made as of the Closing (except (i) to the extent that such representations and warranties expressly relate to an earlier date, and (ii) as provided in this Agreement).

         Section 9.2 PERFORMANCE BY OCCIDENTAL AND THE COMPANY. Occidental and the Company shall have performed, and complied with, all of the covenants and obligations required by this Agreement to be performed and complied with by Occidental or the Company, as the case may be, on or prior to the Closing.

         Section 9.3 NO PROCEEDINGS OR ORDERS. No Proceeding or Order shall, on the Closing Date, be pending, threatened or in effect that (i) challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, this Agreement or any of the transactions contemplated hereby, or (ii) would impose any material limitation on the ability of H&P to exercise full rights of ownership of the shares of the Occidental Common Stock to be acquired by H&P pursuant to the provisions of this Agreement.

         Section 9.4 CONSENTS. All Consents of, and declarations, filings or registrations with, all Persons (including Governmental Bodies) required to be obtained or made by or on behalf of the Parties in connection with the execution, delivery or performance by the Parties of this Agreement, or otherwise reasonably required for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the Closing.

         Section 9.5 NOVATION AGREEMENT. National Union Fire Insurance Company of Pittsburgh, PA. shall have executed and delivered a copy of the Novation Agreement to H&P.

         Section 9.6 DELIVERY OF DOCUMENTS. Occidental shall have delivered to H&P each of the certificates, instruments, documents and other items to be delivered by Occidental to H&P pursuant to the provisions of
Section 2.4(c).

         Section 9.7 LEGAL MATTERS. All actions, proceedings, instruments and other documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel to H&P and NGO.





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





                                   ARTICLE X

                                  TERMINATION

         Section 10.1 TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby abandoned, (except as set forth in clause (iv) of this Section 10.1) at any time prior to the Closing, in the following manner:

         (i)     By mutual written consent of Occidental and H&P; or

         (ii) By Occidental in the event that (A) H&P or NGO shall have breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, and such breach shall not have been waived by Occidental, (B) H&P shall amend any of the Schedules pursuant to the provisions of Section 12.9(b) to disclose the occurrence of any event between the date of this Agreement and the Closing Date and, absent such amendment, H&P or NGO would have so breached any such representation, warranty, covenant or agreement, and such breach shall not have been waived by Occidental, (C) H&P shall amend any of the Schedules pursuant to the provisions of Section 12.9(b) to disclose the occurrence of any event on or before the date of this Agreement (without regard to the materiality of such event), (D) H&P shall amend Schedule
3.15 pursuant to the provisions of Section 12.9(b) to disclose the occurrence of any event (whether such event shall have occurred before, on or after the date of this Agreement and without regard to the materiality of such event), or
(E) the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent set forth in Article VIII; or

         (iii) By H&P in the event that (A) Occidental or the Company shall have breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, and such breach shall not have been waived by H&P, or (B) the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent set forth in Article IX; or

         (iv) By H&P, not later than one day prior to the Closing Date, in the event that the Closing Stock Price shall be less than $21.50; or

         (v) By either Occidental or H&P if the Closing shall not have occurred on or before the Termination Date, unless such failure to close shall be due to a breach of this Agreement by the Party seeking to terminate this Agreement pursuant to this clause (v).

         Section 10.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement by H&P or Occidental pursuant to the provisions of Section 10.1, notice thereof shall forthwith be given by H&P or Occidental, as the case may be, to the other Parties specifying the provision hereof pursuant to which such termination shall be made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any Party with respect to this Agreement, except that the agreements set forth in this Section 10.2 and in Sections 12.1, 12.2, 12.3, 12.4, 12.5, 12.6,





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




12.8, 12.9(a), 12.10, 12.11, 12.12, 12.13, 12.14, 12.15 and 12.16 shall survive such termination; provided, however, that any termination pursuant to the provisions of clauses (ii)(A) or (iii)(A) of Section 10.1 shall not relieve any Party from any liability to the other Party for damages actually incurred as a result of any breach of this Agreement, and no such termination shall be deemed to be a waiver of any applicable remedy (including specific performance or injunctive or other equitable relief) for any such breach.

                                   ARTICLE XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Section 11.1     SURVIVAL.

         (a)     Except as otherwise stated in Sections 11.l(b), (c), (d) and
(e), all representations and warranties set forth in this Agreement or in any writing delivered concurrently herewith or subsequent hereto expressly pursuant to the provisions of this Agreement will not survive the Closing.

         (b) The representations and warranties of H&P set forth in the following Sections shall survive up to, and including, the third anniversary of the Closing, after which such representations and warranties shall terminate
and be of no further force or effect:    3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7,
3.8, 3.18(c), 3.27(k), 3.32, 3.33 and 3.35.

         (c)     The representation and warranty of H&P set forth in Section
3.12 shall, with respect to all personal property (whether tangible or intangible) covered by such representation and warranty, survive up to, and including, the date which shall occur 180 days after the Closing Date, after which such representation and warranty shall terminate and be of no further force or effect.

         (d) The representations and warranties of Occidental set forth in the following Sections shall survive up to, and including, the third anniversary of the Closing, after which such representations and warranties
shall terminate and be of no further force or effect:      4.1, 4.2, 4.3, 4.4,
4.5, 4.7, 4.8, 4.9 and 4.10.

         (e) The representations, warranties and covenants set forth in Sections 7.1 and 7.2, and the indemnification obligations of H&P set forth in
Section 7.4, shall terminate as provided in Section 7.8.

         (f) Nothing set forth in this Article XI shall at any time relieve any Party from the performance of its covenants, agreements, undertakings and indemnities set forth in this Agreement. Such covenants, agreements, undertakings and indemnities shall survive the Closing.





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





                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.1 CONFIDENTIALITY. Each Party (other than, in the case of clause (i) of this Section 12.1, NGO) shall, and shall cause its Affiliates, employees, agents, accountants, legal counsel and other representatives to, hold in strict confidence, and not utilize for any commercial or other purpose whatsoever, information of any kind concerning (i) NGO or its business, or (ii) the transactions contemplated by this Agreement, in each case obtained from any other Party or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives (hereinafter such information is referred to as the "Information"); provided, however, that the foregoing obligation of confidence shall not apply to (A) any Information that is or shall become generally available to the public other than as a result of a disclosure by such Party, any of its Affiliates or the respective employees, agents, accountants, legal counsel or other representatives of such Party or any such Affiliate, (B) any Information that is or shall become available to such Party or its employees, agents, accountants, legal counsel or other representatives prior to the Closing on a nonconfidential basis prior to its disclosure by such Party or its employees, agents, accountants, legal counsel or other representatives, and (C) any Information that shall be required to be disclosed by such Party, any of its Affiliates or the respective employees, agents, accountants, legal counsel or other representatives of such Party or any such Affiliate as a result of any offering of securities of such Party or of any such Affiliate or otherwise, in each case under any Law or any rule or regulation of any stock exchange. The obligations of each Party under this
Section 12.1 shall terminate on (1) the Closing Date, or (2) on July 31, 2001, if the Closing shall not occur. In the event that the Closing shall not occur, each Party will return to any other appropriate Party, or destroy, as much of the Information which shall be in the possession of such Party as such other Party shall request.

         Section 12.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Prior to the Closing, the Parties shall not, and shall not permit any of their respective Affiliates to, issue any press release or other public announcement relating to the subject matter of this Agreement (other than presentations to security analysts and financial institutions) except (i) with the prior approval of the other Parties, (ii) when, on the advice of legal counsel, such release or announcement is required by the federal securities laws or the rules and regulations of any of the national stock exchanges (in which case the disclosing Party shall consult with the other Parties prior to making the disclosure), and (iii) either H&P or Occidental may, upon execution of this Agreement, issue a press release and file any report required by such laws, rules or regulations disclosing, in each case, such execution, the anticipated Closing Date and the terms of the transactions contemplated by this Agreement set forth in Sections 2.1 and 2.3. Each Party will consult with the other Parties concerning the means by which the employees, customers and suppliers of NGO and other Persons having dealings with NGO will be informed of the transactions contemplated by this Agreement.

         Section 12.3 NO THIRD-PARTY BENEFICIARIES. NOTHING CONTAINED IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY





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PERSON, OTHER THAN THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED
ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS AGREEMENT.

         Section 12.4 ENTIRE AGREEMENT. This Agreement (including the documents attached hereto) constitutes the entire agreement among the Parties and supersedes all prior understandings and agreements, including, but not limited to, the Confidentiality Agreement and the Letter of Intent, with respect to the subject matter hereof or thereof.

         Section 12.5 EXPENSES. Except as otherwise provided herein or in any Related Document, each of the Parties will bear all of its own costs and expenses (including, without limitation, the fees and expenses of legal counsel, accountants and other advisors, which, in the case of H&P, shall include the fees and expenses of Smith Barney Inc.) incurred in connection with this Agreement or any Related Document and the transactions contemplated hereby or thereby and whether or not the Closing shall have occurred. None of H&P's costs or expenses shall be borne by NGO. Such costs and expenses which shall be borne by H&P, and not by NGO, shall include all costs or expenses incurred or paid after March 31, 1996 and prior to the Closing by H&P or NGO, in excess of an aggregate of $50,000, in connection with any corrective, investigative or remedial measure relating to any Hazardous Materials or the Environment. Notwithstanding the foregoing, NGO shall bear all of such costs and expenses of installation of concrete containment and pressure vessel replacement.

         Section 12.6 BROKERAGE INDEMNITIES. Regardless of whether the Closing shall occur, (i) H&P shall indemnify and hold harmless Occidental and its Affiliates from and against any and all liability for any brokers or finders fees arising with respect to any brokers or finders (including, without limitation, Smith Barney Inc.) retained or engaged by H&P or any of its Affiliates in respect of the transactions contemplated by this Agreement, and
(ii) Occidental shall indemnify and hold harmless H&P and its Affiliates from and against any and all liability for any brokers or finders fees arising with respect to any brokers or finders retained or engaged by Occidental or any of its Affiliates in respect of the transactions contemplated by this Agreement.

         Section 12.7 INDEMNIFICATION ARRANGEMENTS FOR DIRECTORS AND OFFICERS, ETC. Occidental and NGO agree that, for the period from the Closing Date until six years after the Closing Date:

         (a) NGO shall maintain in effect without reduction in scope or coverage the indemnification provisions for present and former directors, officers and employees of NGO contained in NGO's certificate of incorporation and by-laws, in each case as in effect on the Closing Date; and

         (b) In the event that NGO transfers all or substantially all of its properties and assets to any other Person, proper provision shall be made so that such Person shall assume the obligations of NGO under this Section 12.7.





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         Section 12.8     NOTICES.  All notices and other communications under
this Agreement shall be in writing and sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated below, or (iii) first class or registered or certified mail, postage prepaid and addressed as follows (or to such other addresses and telecopier numbers as any Party may designate by notice to the other Parties) (any communication being deemed given upon receipt):

         IF TO H&P, AT:

         Helmerich & Payne, Inc.
         1579 E. 21st Street
         Tulsa, Oklahoma 74114
         Attention:   President
         Telecopier No.: (918) 743-2671

         WITH A COPY TO:

         General Counsel
         1579 E. 21st Street
         Tulsa, Oklahoma 74114
         Telecopier No.: (918) 743-2671;

         IF TO NGO, AT:

         Natural Gas Odorizing, Inc.
         3601 Decker Drive
         Baytown, Texas 77520
         Telecopier No.: (713) 424-3681;

         IF TO THE OCCIDENTAL OR THE COMPANY, AT:

         Occidental Petroleum Corporation
         10889 Wilshire Boulevard
         Los Angeles, California 90024
         Attention:   General Counsel
         Telecopier No.: (310) 443-6333.

         Section 12.9     AMENDMENTS AND WAIVERS.

         (a) Except as set forth in Section 12.9(b) and subject to the provisions of Title 18, Section 1081D.1. of the OGCA, no amendment of any provision of this Agreement shall be valid unless the same shall be set forth in an instrument in writing signed by each Party. Each of the Parties may waive (i) any inaccuracies in the representations and warranties of any other Party contained in this Agreement or in any document, certificate or

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writing delivered pursuant hereto, or (ii) compliance by such other Party with any of the agreements of such Party or the fulfillment of any of the conditions to its own obligations set forth herein. Any agreement on the part of any Party to any such waiver shall be valid only if set forth in an instrument in writing signed by such Party. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such occurrence. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         (b) H&P may deliver to the other Parties, prior to the Closing Date, a written amendment of any one or more of the Schedules (other than Schedules 1-A, 3.2, 3.6 (except with respect to any Order), 3.22, 3.24 (except with respect to condemnation, eminent domain or similar Proceedings, or litigation), 3.26.1, 3.26.2, 3.26.3, 4.3, 5.2, 6.7 and 7.4) to disclose the occurrence of any event prior to the Closing Date (whether such event shall have occurred before or after the date of this Agreement), and each such amendment shall be effective for all purposes under this Agreement on and as of (and, for purposes of Article X, prior to) the Closing Date; provided, however, that no such amendment shall be effective for any purpose whatsoever if (i) such amendment shall not have been delivered in draft form to such Parties for review not less than two Business Days prior to the Closing Date, (ii) such amendment shall not state when the event or events so disclosed by such amendment shall have occurred, or (iii) such amendment shall disclose the occurrence of any event which shall constitute a breach of Article V.

         Section 12.10    ASSIGNMENT; SUCCESSORS AND ASSIGNS.   This Agreement
shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any Party without the prior written consent of the other Parties; provided, however, that, notwithstanding the foregoing, Occidental may assign this Agreement or its rights hereunder to any wholly owned subsidiary of Occidental provided that (i), prior to any such assignment, the Person to which such assignment shall be made shall expressly assume by an instrument in writing, executed and delivered to the other Parties, the performance and observance of every obligation, covenant and agreement in this Agreement on the part of Occidental to be performed or observed, and (ii) no such assignment shall have the effect of releasing Occidental or any other Person (including any additional party) from its obligations, covenants or agreements under this Agreement.

         Section 12.11 PAYMENTS. All payments, if any, by H&P, Occidental or any Affiliate of either thereof pursuant to any of the provisions of this Agreement shall be made by wire transfer of immediately available funds to a bank account of H&P or Occidental, as the case may be, at the respective banks used by H&P and Occidental, the name of which bank and the number of which account shall be furnished by H&P to Occidental, and by Occidental to H&P, not later than one Business Day prior to the Closing Date (or at such other bank or account as H&P or Occidental may designate after the Closing Date by notice to H&P or Occidental, as the case may be).

         Section 12.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.13 HEADINGS. The Table of Contents and the Index to Schedules and Exhibits set forth in, and the descriptive headings of the several Articles and Sections of, this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 12.14 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without regard to principles of conflicts of law.

         Section 12.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.16 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. All references in this Agreement or in any Schedule attached hereto to
(i) Articles, Sections or subsections shall refer to the corresponding Article, Section or subsection of this Agreement, unless specific reference is made to an Article or a Section or subsection of another document or instrument, and
(ii) a Schedule or an Exhibit shall refer to the corresponding Schedule or Exhibit to this Agreement, unless specific reference is made to a Schedule or an Exhibit to another document or instrument. Any reference in this Agreement to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including, without limitation,".

         Section 12.17 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.


                                  OCCIDENTAL PETROLEUM CORPORATION



                                  By:       STEPHEN I. CHAZEN
                                      --------------------------------
                                      Name:   Stephen I. Chazen
                                      Title:  Executive Vice President -
                                              Corporate Development


[Corporate Seal]

ATTEST:


      MATTHEW T. GAY
- ----------------------------
Name:   Matthew T. Gay
Title:  Assistant Secretary



                                  OPC ACQUISITION CORP.



                                  By:       STEPHEN I. CHAZEN
                                      --------------------------------
                                      Name:   Stephen I. Chazen
                                      Title:  President



[Corporate Seal]

ATTEST:


      MATTHEW T. GAY
- ----------------------------
Name:   Matthew T. Gay
Title:  Assistant Secretary

                                  HELMERICH & PAYNE, INC.



                                  By:          HANS HELMERICH
                                      --------------------------------
                                      Name:   Hans Helmerich
                                      Title:  President

[Corporate Seal]

ATTEST:


      STEVEN R. MACKEY
- ----------------------------
Name:   Steven R. Mackey
Title:  Secretary





                                  NATURAL GAS ODORIZING, INC.



                                  By:        JEROME T. JOHNSON
                                      --------------------------------
                                      Name:   Jerome T. Johnson
                                      Title:  President

[Corporate Seal]

ATTEST:


        KAREN ELLIOT
- ----------------------------
Name:   Karen Elliott
Title:  Assistant Secretary

                                                                       Exhibit A



                             CERTIFICATE OF MERGER

                                       OF

                             OPC ACQUISITION CORP.

                                 WITH AND INTO

                          NATURAL GAS ODORIZING, INC.

                           UNDER SECTION 1081 OF THE
                        OKLAHOMA GENERAL CORPORATION ACT



TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

      The undersigned Surviving Corporation, Natural Gas Odorizing, Inc., an Oklahoma corporation, hereby certifies:

      1 .        The names of the constituent corporations merged and the names of the states under the laws of which such corporations are incorporated are:

                                                              State of
                   Name of Corporation                      Incorporation
                   -------------------                      -------------

                 Natural Gas Odorizing, Inc.                   Oklahoma
                 OPC Acquisition Corp.                         Oklahoma.

         2. An Agreement and Plan of Merger (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 1081 of the Oklahoma General Corporation Act.

         3.      The name of the Surviving Corporation is: Natural Gas
Odorizing, Inc.

         4. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Natural Gas Odorizing, Inc.

         5. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the following address:

                 Occidental Tower
                 5005 LBJ Freeway
                 Dallas, Texas 75244.

         6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

         IN WITNESS WHEREOF, Natural Gas Odorizing, Inc., an Oklahoma corporation, as the Surviving Corporation, has caused this Certificate of Merger to be executed in its name by [its President] [one of its Vice Presidents] and attested by [its Secretary] [one of its Assistant Secretaries] this ______ day of __________ , 1996.



                                        Natural Gas Odorizing, Inc.,
                                        an Oklahoma corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:  [President] [Vice President]




ATTEST:


- --------------------------
Name:
Title: [Secretary] [Assistant Secretary]

                                                                       EXHIBIT B



                               NOVATION AGREEMENT

                          entered into by and between

            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

                       (hereinafter called the "Company")

                                      and

                            HELMERICH & PAYNE, INC.
                           (hereinafter called "H&P")

                                      and

                        OCCIDENTAL PETROLEUM CORPORATION
                       (hereinafter called "Occidental")



         WHEREAS, the Company and H&P have previously entered into the following Agreements:


         1.      Indemnity Agreement effective September 30, 1985;
         2.      Indemnity Agreement effective September 30, 1986;
         3.      Indemnity Agreement effective September 30, 1987;
         4.      Indemnity Agreement effective September 30, 1988;
         5.      Indemnity Agreement effective September 30, 1989;
         6.      Indemnity Agreement effective September 30, 1990;
         7.      Indemnity Agreement effective September 30, 1993; and


         WHEREAS, the Indemnity Agreements listed in 1-7 above and any Addenda and Policy and Funding Schedule(s) thereto are hereinafter collectively called the "Indemnity Agreements"; and

         WHEREAS, under this Novation Agreement, H&P desires that it be replaced as the Client (Indemnitor) under the Indemnity Agreements, with respect to losses and expenses of its subsidiary, Natural Gas Odorizing, Inc., the said losses and expenses as to which H&P is to be replaced being herein collectively called the "Subject Losses";

         WHEREAS, H&P desires to be fully released and discharged by the Company from its obligations and liabilities under the Indemnity Agreements with respect to the

Subject Losses relating to H&P's subsidiary company, Natural Gas Odorizing, Inc.; and

         WHEREAS, Occidental, a company organized and doing business under the laws of the State of Delaware, desires to replace H&P as the Client (Indemnitor) under the Indemnity Agreements, with respect to the Subject Losses only; and

         WHEREAS, the Company consents to and accepts the replacement of H&P by Occidental as to the Subject Losses as described above.

         NOW, THEREFORE, in consideration of the premiums paid and the mutual covenants contained herein the parties hereto do mutually agree as follows:

         1. This Agreement shall take effect as of the Closing (as defined in the Agreement and Plan of Merger between Occidental, OPC Acquisition
Corporation, H&P and Natural Gas Odorizing, Inc.) (               , 1996,
hereinafter called the "Effective Time"). H&P transfers, delegates, conveys and assigns to Occidental, all its rights, duties, obligations and interests as Client (Indemnitor) under the Indemnity Agreements with respect to the Subject Losses. Occidental agrees to accept, assume, undertake and perform all rights, duties and obligations as Client (Indemnitor) under the Indemnity Agreements with respect to the Subject Losses;

                 (i) as if it were originally the Client (Indemnitor) under the Indemnity Agreements as to such Subject Losses and

                 (ii) regardless of whether the Subject Losses or the rights, duties and obligations of the Client (Indemnitor) arose before or after the Effective Time of this Novation Agreement.

         2. Upon the Effective Time, H&P is released and fully discharged from any and all obligations and liabilities under the Indemnity Agreements with respect to the Subject Losses only; it being expressly agreed that as of the Effective Time of this Novation Agreement and thereafter, the Company shall look solely to Occidental as its Client (Indemnitor) under the Indemnity Agreements with respect to the Subject Losses regardless of whether the Subject Losses were incurred or attributable to times before or after the Effective Time.

         3. In consideration of the Subject Losses assumed by Occidental herein, the Company hereby releases and discharges H&P, its subsidiaries and their respective directors, officers, employees and shareholders, from all present and future claims, costs, damages, penalties, demands, attorneys' fees, liabilities and obligations to the Company of whatsoever character, arising out of the Indemnity Agreements but only with respect to the Subject Losses, regardless of whether such loss, claims or liability were incurred or attributed to times before or after the Effective Time. H&P shall otherwise remain liable to the Company under the Indemnity Agreements.

         4. The Company hereby represents and warrants that the list of Indemnity Agreements set forth in the first and second WHEREAS clauses of this Novation Agreement comprises a complete schedule of all such agreements executed by the Company and H&P between September 30th 1985 and the Effective Time.

         5. This Novation Agreement may be executed in counterparts each of which shall be treated as an original and to form one and the same document.

         6. The terms of the Indemnity Agreements, except as amended herein, remain unchanged and in full force and effect.

         7. This Novation Agreement shall be binding on the successors and assigns of the parties hereto.

         8. This Novation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

         9. The parties hereto recognize that not later than thirty (30) days after the Effective Time, Occidental will provide a Letter of Credit in favor of the Company to secure Occidental's obligations assumed hereunder. Such Letter of Credit will be issued and delivered to the Company in an amount and form as required by the Company, and from a bank acceptable to the Company. Not later than sixty (60) days after the Effective Time, Occidental will also provide the Company with Promissory Notes (in accordance with the Indemnity Agreements) in the amounts required by the Company to reflect the obligations assumed by Occidental hereunder.

                 IN WITNESS WHEREOF, the Company, H&P and Occidental have caused this Agreement to be executed by their duly authorized representatives on the date indicated below.



Dated:
      --------------------

                                NATIONAL UNION FIRE INSURANCE
                                COMPANY OF PITTSBURGH, PA.


                                By:
                                   --------------------------------------

                                Its:
                                    -------------------------------------


                                HELMERICH & PAYNE, INC.


                                By:
                                   --------------------------------------

                                Its:
                                    -------------------------------------


                                OCCIDENTAL PETROLEUM CORPORATION


                                By:
                                   --------------------------------------

                                Its:
                                    --------------------------------------

                                                                       Exhibit C



                             REGISTRATION AGREEMENT

         REGISTRATION AGREEMENT ("Agreement"), dated as of ____________ , 1996, between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental"), and HELMERICH & PAYNE, INC., a Delaware corporation ("H&P").

         WHEREAS, pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger, dated as of August 23, 1996 (the "Merger Agreement"), Occidental is acquiring Natural Gas Odorizing Inc., an Oklahoma corporation, from H&P; and

         WHEREAS, in connection with the transactions contemplated by the Merger Agreement, H&P is receiving ____ shares (the "Shares") of Common Stock, par value $.20 per share, of Occidental ("Occidental Common Stock") which are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"), and Occidental has agreed, subject to the terms and conditions contained in the Merger Agreement, to execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

         1.      Registration.

                 (a) In consideration of H&P's willingness to accept the Shares pursuant to the Merger Agreement, and subject to the performance by H&P of its covenants set forth herein, Occidental (i) shall prepare and file within 15 days following the Closing Date (as such term is defined in the Merger Agreement) with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") with respect to the offering and sale of the Shares by H&P on a delayed or continuous basis pursuant to Rule 415 under the Act, and (ii) shall use diligent efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof so as to permit the secondary resale of the Shares by H&P. As used herein, the term "Registration Statement" means the Registration Statement, including exhibits and financial statements and schedules and documents incorporated by reference therein, as amended, when it becomes effective under the Act and, in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date. As used herein, the term "Prospectus" means the prospectus included in the Registration Statement as of the date it becomes effective under the Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Shares. At least five days prior to filing with the Commission the Registration Statement or Prospectus or any supplements or amendments thereto, Occidental shall furnish draft copies thereof (excluding the documents incorporated by reference therein) to H&P for its review.

                 (b) Occidental will use its diligent efforts to cause the Registration Statement to remain effective, and to file with the Commission such amendments and supplements as may be necessary to keep the Prospectus current and in compliance in all material respects with the Act, until the earlier to occur of the following: (i) the date on which restrictions on sales of the Shares by H&P would otherwise terminate pursuant to Rule 144(k) under the Act (as such rule or any successor rule shall be amended from time to time); or (ii) the sale of all of the Shares covered by the Registration Statement, whether pursuant to the Registration Statement or otherwise. Notwithstanding the foregoing, Occidental shall not be required to keep the Registration Statement effective, and H&P shall not distribute any Shares pursuant thereto, if in the written opinion of counsel to Occidental addressed to H&P, the Shares may be sold by H&P without registration or restriction. If the Registration Statement ceases to be effective for any reason at any time after it is first declared effective by the Commission (other than because of the sale of all of the Shares registered thereunder), Occidental shall use its diligent efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within 30 days after such cessation of effectiveness, amend the Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof.

                 (c) Occidental shall furnish to H&P a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, and such number of copies of the final Prospectus and of each post-effective amendment or supplement thereto as may reasonably be required to facilitate the distribution of the Shares. Promptly after the Registration Statement has been declared effective by the Commission, Occidental shall furnish to H&P a copy of the Commission's order to that effect. Thereafter, in the event that any stop order suspending the effectiveness of the Registration Statement is issued or any proceedings for that purpose are instituted or threatened by the Commission, Occidental will promptly so notify H&P.

                 (d) The Registration Statement shall be prepared by Occidental in accordance with the Act and the rules and regulations promulgated thereunder. The section of the Prospectus entitled "Selling Stockholder" shall be prepared in accordance with the requirements of Item 507 of Regulation S-K promulgated by the Commission ("Regulation S-K") and shall be based upon the information provided by H&P to Occidental pursuant to Section 3(a). The section of the Prospectus entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K and shall provide that H&P may distribute the Shares pursuant to the Registration Statement from time to time in one or more transactions on the New York Stock Exchange, including block trades, in negotiated transactions or in a combination of any such methods of sale.

                 (e) Promptly after having been notified by H&P of its intention to distribute Shares in a manner described by the Registration Statement in the section entitled "Plan of

Distribution" and after having received the information required to be delivered to Occidental as provided in Section 3(c), Occidental will, if necessary, (i) prepare a supplement to the Prospectus based upon the information so provided and file the same with the Commission pursuant to Rule 424(b) under the Act and (ii) register or qualify the Shares to be sold under the securities or blue sky laws of such jurisdictions in the United States as H&P shall reasonably request; provided, however, that Occidental shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of Shares, or to subject itself to taxation in any jurisdiction where it has not therefore done so.

         2. Expenses of Registration. All expenses in connection with the Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Shares shall, as between H&P and Occidental, be borne as follows:

                 (a) Occidental shall pay and be responsible for all fees and expenses incident to the performance of its obligations hereunder, including without limitation the registration fee payable under the Act, blue sky fees and expenses, if applicable (subject to the limitations set forth in Section 1(e)), all fees and disbursements of Occidental's counsel and accountants, and the cost of printing or photocopying the Registration Statement and the Prospectus. Occidental will not be required to engage the services of a printer with respect to the Registration Statement or the Prospectus, but may elect to do so.

                 (b) H&P shall pay all fees and disbursements of its own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the distribution of the Shares that have not expressly been assumed by Occidental.

         3. H&P's Covenants Regarding the Shares. H&P covenants and agrees with Occidental that:


                 (a) H&P will cooperate with Occidental in connection with the preparation of the Registration Statement, and for so long as Occidental is obligated to keep the Registration Statement effective, H&P will provide to Occidental, in writing, for use in the Registration Statement, all information regarding H&P and such other information as may be necessary to enable Occidental to prepare the Registration Statement and Prospectus covering the Shares and to maintain the effectiveness thereof.

                 (b) During such time as H&P may be engaged in a distribution of the Shares, H&P will comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities

Exchange Act of 1934, as amended (the "Exchange Act") and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of Occidental in contravention of such Rules;
(ii) distribute the Shares solely in the manner described in the Prospectus;
(iii) cause to be furnished to each agent or broker-dealer to or through whom the Shares may be offered, or to the offeree if an offer is made directly by H&P, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree or applicable law; and (iv) not bid for or purchase any securities of Occidental or attempt to induce any person to purchase any securities of Occidental other than as permitted under the Exchange Act.

                 (c) At least five days prior to any distribution of the Shares, H&P will advise Occidental in writing of the dates on which the distribution will commence and terminate, the number of the Shares to be sold, the name of any agent or broker-dealer to or through whom such distribution is being made, the selling commission or other compensation to such agent or broker-dealer and the number of shares of Occidental Common Stock that will be owned beneficially by H&P after giving effect to such sale.

                 (d) Upon notice requiring the suspension of the distribution of any of the Shares pursuant to the provisions of Section 4, then H&P shall cease distributing the Shares until such time as Occidental or the managing underwriter or underwriters notify H&P that distribution of the Shares may recommence.

                 (e) H&P will not sell, transfer or dispose of any of the Shares, or enter into any agreements or understandings with third parties respecting the sale, transfer or disposition of any of the Shares, except as described in the section of the Prospectus entitled "Plan of Distribution" so long as Occidental maintains the effectiveness of the Registration Statement.

         4.      Suspension of the Distribution of the Shares.

                 (a) If Occidental determines in good faith that the distribution of any of the Shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Occidental or any of its subsidiaries or would require premature disclosure thereof, and promptly gives H&P written notice of such determination, Occidental shall be entitled to require H&P to suspend its distribution of the Shares for a reasonable period of time which, for purposes of this Section 4(a), shall not exceed 60 days. Such written notice shall contain a general statement of the reasons for such suspension and an estimate of the anticipated period of suspension, and Occidental shall promptly notify H&P of the expiration or earlier termination of such suspension. Following the expiration or termination of any such suspension, Occidental shall not be entitled to impose another suspension pursuant to this Section 4(a) for at least 30 days.

                 (b) If Occidental shall file a registration statement with respect to an offering through an underwriter or group of underwriters of Occidental Common Stock or securities convertible into or exchangeable or exercisable for Occidental Common Stock, and the managing underwriter or underwriters advise Occidental that a sale or distribution of the Shares would adversely affect such offering, then upon written notice by or on behalf of such underwriters, H&P shall, to the extent not inconsistent with applicable law, suspend the distribution of any of the Shares during the 10-day period prior to and the 90-day period following the effective date of such registration statement, with such 90-day period being subject to early termination by the managing underwriter or underwriters. Following the expiration or termination of any such suspension, no other suspension may be imposed pursuant to this Section 4(b) for at least 30 days.

         5.      Indemnification.

                 (a) Occidental will indemnify and hold harmless H&P, its directors and officers and each person, if any, who controls H&P within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "H&P Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, to which the H&P Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section 5(c), Occidental will reimburse the H&P Indemnified Parties for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided. however, that Occidental will not indemnify or hold harmless any H&P Indemnified Party from or against any such loss, claim, damage, liability or expense (i) that arises out of or is based upon any violation of H&P's covenants in Section 3 or of any federal or state securities laws, rules or regulations committed by any of the H&P Indemnified Parties (or any agent, broker-dealer or underwriter engaged by them) or (ii) if the untrue statement, omission or allegation thereof upon which such losses, claims, damages, liabilities or expenses are based (x) was made in reliance upon and in conformity with the information provided by H&P specifically for use or inclusion in the Registration Statement, or (y) was made in any Prospectus used after such time as Occidental advised H&P that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of Occidental hereunder to keep the Registration Statement effective and current has expired.

                 (b) H&P will indemnify and hold harmless Occidental, its directors and officers and each person, if any, who controls Occidental within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Occidental Indemnified Parties"), from and against any losses, claims, damages or liabilities, joint or several, to which the Occidental Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by H&P specifically for use or inclusion in the Registration Statement, or (ii) the use of any Prospectus after such time as Occidental has advised H&P that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or (iii) the use of any Prospectus after such time as the obligation of Occidental hereunder to keep the Registration Statement effective and current has expired, or (iv) any violation by H&P, its directors or officers or any person who controls H&P within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (or any agent, broker-dealer or underwriter engaged by H&P or any such controlling person) of H&P's covenants in Section 3 or of any federal or state securities law or rule or regulation thereunder; and, subject to Section 5(c), H&P will reimburse the Occidental Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability.

                 (c)      Each party entitled to indemnification under this
Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense or, if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent that the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding; it being understood and agreed that the failure to so notify the Indemnifying Party prior to the execution of a binding settlement agreement or the entry of a judgment or issuance of an award with respect to a claim, action or proceeding shall constitute actual prejudice to the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by H&P or Occidental, as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent or, if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                 (d)      If the indemnification provided for under this
Section 5 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Occidental or H&P, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an Indemnifying Party as a result of the losses, claims, damages or liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5(d), H&P shall not be required to contribute pursuant to this Section 5(d) any amount in excess of the amount by which the proceeds received by H&P from the sale of the Shares in the transaction on which such action or claim is based exceeds the amount of any damages H&P has otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.      No Third-Party Beneficiaries.     NOTHING CONTAINED IN THIS
AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN THE PARTIES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS AGREEMENT.

         7.      Entire Agreement.      This Agreement constitutes the entire
agreement between the parties, and supersedes all prior understandings and agreements, with respect to the subject matter hereof or thereof

         8. Notices. All notices and other communications under this Agreement shall be in writing and sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated below, or (iii) first class or registered or certified mail, postage prepaid and addressed as follows (or to such other addresses and telecopier numbers as either party may designate by notice to the other party) (any communication being deemed given upon receipt):

                 If to H&P at:

                 Helmerich & Payne, Inc.
                 1579 E. 21st Street
                 Tulsa, Oklahoma 74114
                 Attention: President
                 Telecopier No.: (918) 743-2671

                 With a copy to:

                 General Counsel
                 1579 E. 21st Street
                 Tulsa, Oklahoma 74114
                 Telecopier No.: (918) 743-2671

                 If to Occidental at:

                 Occidental Petroleum Corporation
                 10889 Wilshire Boulevard
                 Los Angeles, California 90024
                 Attention: General Counsel
                 Telecopier No.: (310) 443-6333

         9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be set forth in an instrument in writing signed by each party. Each party may waive compliance by the other party with any agreements of such party or the fulfillment of any of the conditions to its own obligations set forth herein. Any agreement on the part of any party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. No waiver by either party of any default, misrepresentation or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         10. Assignment: Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns, but neither is Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any party without the prior written consent of the other party.

         11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         12. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without regard to principles of conflicts of law.

         14. Termination. This Agreement and the respective obligations of the parties hereunder shall terminate upon written notice by Occidental to H&P that it shall cease to maintain the effectiveness of the Registration Statement as permitted by Section l(b) hereof; provided, however, that the respective obligations of the parties set forth in Section 5 hereof (to the extent that such obligations arise out of a distribution or distributions of the Shares pursuant to the Registration Statement) and the obligations of H&P to suspend use of the Prospectus and any distribution of Shares pursuant to the Registration Statement shall survive any such termination.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement. Any reference in this Agreement to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation".

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By:
                                           -------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                        HELMERICH & PAYNE, INC.

                                        By:
                                           -------------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                                               Exhibit 2.4(b)(x)


                     [Form of Opinion of Steven R. Mackey]

                                 ________, 1996



Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California 90024



Ladies & Gentlemen:

         I am General Counsel of Helmerich & Payne, Inc., a Delaware corporation ("H&P"), and have acted as counsel to H&P and to Natural Gas Odorizing, Inc., an Oklahoma corporation ("NGO") and a wholly-owned subsidiary of H&P, in connection with the Agreement of Plan of Merger, dated as of August 23, 1996 (the "Merger Agreement"), among H&P, NGO, Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and OPC Acquisition Corp., an Oklahoma corporation (the "Company") and a wholly-owned subsidiary of Occidental. The Merger Agreement provides for the merger of the Company with and into NGO, with NGO surviving and becoming a wholly-owned subsidiary of Occidental, on the terms and conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, each share of NGO Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into the right to receive a certain number of shares of the Occidental Common Stock.

         This opinion is being delivered to you pursuant to Section 2.4(b)(x) of the Merger Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given them in the Merger Agreement, provided that "Related Documents" for purposes of this opinion shall not include the Novation Agreement.

         I am familiar with the corporate proceedings taken by H&P and NGO in connection with the negotiation and authorization of the Merger Agreement and the transactions contemplated thereby. In addition, I have made such inquiry of such of officers and attorneys of H&P and its subsidiaries and have examined such corporate records, certificates of officers of H&P, of officers of H&P's subsidiaries and of public officials and such other documents and such questions of law and facts as I have considered necessary or appropriate to form the basis of the opinions hereinafter expressed.

         Based upon, and subject to, the foregoing and the other qualifications hereinafter specified,

Occidental Petroleum Corporation
________________, 1996
Page 2

I am of the opinion that:


         1. H&P and NGO are corporations duly incorporated, validly existing and in good standing under the laws of the States of Delaware and Oklahoma, respectively, with full corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being conducted.

         2. NGO has all requisite corporate power and authority to own, lease and operate the Assets and to carry on the business in which it is engaged and is duly qualified or licensed to do business as a foreign corporation (as listed in Schedule 3.2 of the Merger Agreement) and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the Assets owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         3. The authorized capital stock of NGO consists of 20,000 shares of the NGO Common Stock, of which 500 shares are issued and outstanding, and no shares of the NGO Common Stock are held in NGO's treasury. All of the NGO Shares have been validly issued and are fully paid and nonassessable, and no shares of NGO Common Stock are subject to, nor have any been issued in violation of, any preemptive or similar rights. All of the NGO Shares are held, beneficially and of record, by H&P and are free and clear of any Encumbrances. Except as set forth above in this paragraph 3., there are outstanding (i) no Equity Securities of NGO, and (ii), except for the obligations of H&P and Occidental pursuant to the provisions of the Merger Agreement, no options or other rights to acquire from H&P or NGO, and no obligation of H&P or NGO to issue or sell, any Equity Securities of NGO. There are no (A) outstanding obligations of NGO to repurchase, redeem or otherwise acquire any shares of its capital stock, or (B) Contracts relating to the issuance, sale or transfer of any Equity Securities or other securities of NGO.

         4. H&P has all requisite corporate power and authority (i) to execute and deliver the Merger Agreement and each of the Related Documents to which it is a party, (ii) to consummate the transactions contemplated thereby, and (iii) to perform the obligations of H&P thereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions contemplated thereby. NGO has all requisite corporate power and authority (A) to execute and deliver the Merger Agreement and each of the Related Documents to which it is a party, (B) to consummate the transactions contemplated thereby, and (C) to perform the obligations of NGO thereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions

Occidental Petroleum Corporation
________________, 1996
Page 3

                 contemplated thereby. The execution and delivery by H&P of, and the performance by H&P of its obligations under, the Merger Agreement and each of the Related Documents to which it is a party have been duly authorized by all requisite corporate action on the part of H&P, and no other corporate proceedings on the part of H&P are necessary to authorize the execution, delivery and performance by H&P of the Merger Agreement and each of such Related Documents and the consummation by H&P of the transactions contemplated thereby. The execution and delivery by NGO of, and the performance by NGO of its obligations under, the Merger Agreement and each of the Related Documents to which it is a party have been duly authorized by all requisite corporate action on the part of NGO, and no other corporate proceedings on the part of NGO or its sole shareholder are necessary to authorize the execution, delivery and performance by NGO of the Merger Agreement and each of such Related Documents and the consummation by NGO of the transactions contemplated thereby. The Merger Agreement has been duly executed and delivered by H&P and NGO and constitutes (and each of the Related Documents to which H&P or NGO is a party, and each other agreement, instrument or document executed by H&P or NGO in connection with the transactions contemplated thereby, has been duly executed and delivered by H&P or NGO, as the case may be, and constitutes) a valid and legally binding obligation of H&P or NGO enforceable against H&P or NGO, as the case may be, in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affect creditors' rights generally and equitable principles (whether applied in a court of law or equity).

         5.      [Except as set forth on Schedule 3.6 of the Merger Agreement,]
                 (i) the execution, delivery and performance by H&P and NGO of the Merger Agreement and each of the Related Documents to which H&P or NGO is a party, and (ii) the consummation by H&P and NGO of the transactions contemplated by the Merger Agreement or each of such Related Documents do not and will not (A) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of,
                 (1) the charter or by-laws of H&P or NGO,(2) any resolution known to me adopted by the Board of Directors or the stockholders of H&P or NGO, or (3) any Order or Permit to which H&P or NGO, or any of their respective properties and assets, may be subject, (B) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time for both) to any right of termination, amendment, cancellation or acceleration of, or require payment under, any bond, debenture, note, mortgage, indenture, lease or other Contract known to me to which H&P or NGO is a party or by which H&P or NGO or any of their respective properties or assets may be bound or affected, (C) to the best of my knowledge result

Occidental Petroleum Corporation
________________, 1996
Page 4

                 in the imposition or creation of any Encumbrance upon, or with respect to, any of the NGO Shares or the properties or assets owned or used by NGO, or (D), assuming compliance with the matters referred to in Section 3.7 of the Merger Agreement, violate any Federal or Oklahoma law binding upon H&P or NGO.

         6. To the best of my knowledge, no Consent of, or declaration, filing or registration with, any Person (including any Governmental Body) is required to be obtained or made by H&P or NGO in connection with (i) the execution, delivery or performance by H&P or NGO of the Merger Agreement or any of the Related Documents to which H&P or NGO is a party, or (ii) the consummation by H&P or NGO of the transactions contemplated by the Merger Agreement or any of such Related Documents, other than (A) compliance with any applicable state securities or takeover laws, (B) the filing by NGO of the Certificate of Merger with the Secretary of State of the State of Oklahoma, and (C) other filings with Governmental Bodies in the Ordinary Course of Business of H&P or NGO that are not required to be made prior to the consummation of the transactions contemplated by the Merger Agreement or such Related Documents.

         7.      To the best of my knowledge, except as set forth on Schedule
                 3.18 of the Merger Agreement, there is no Proceeding pending or threatened by, against or involving NGO or any of the Assets.

         8.      To the best of my knowledge, except as set forth on Schedule
                 3.18 of the Merger Agreement, there is no Order to which NGO or any of the Assets is subject.

         9. To the best of my knowledge, there is no Proceeding pending or threatened by, against or involving H&P, any of its Affiliates or any of the Assets and that challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, the Merger Agreement or any of the transactions contemplated thereby.

         10. Neither H&P nor NGO is, with respect to the business of NGO, subject to regulation under the PUHCA, the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, nor is either such Person subject to regulation pursuant to any rules or regulations promulgated thereunder. Neither H&P nor NGO is, with respect to such business, a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the PUHCA and the rules and regulations promulgated thereunder.

Occidental Petroleum Corporation
_____________, 1996
Page 5


         11. NGO has caused the Merger to become effective this date by executing and filing the Certificate of Merger with the Secretary of State of Oklahoma.


         I am a member of the Oklahoma Bar and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the laws of the State of Oklahoma, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

         The opinions expressed in numbered paragraphs 5, 6 and 10 above regarding compliance with certain laws and regulations are based solely on my review of those laws and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Merger Agreement and the Related Documents.

         In rendering the opinions set forth in numbered paragraphs 5., 6. and
10. above, I have assumed. that (a) H&P will not in the future take any discretionary action (including a decision not to act) permitted under the Merger Agreement or the Related Documents that would result in a violation of law or order or constitute a breach or default under any other agreement or instrument to which H&P is a party or by which its properties may be bound or affected, and (b) H&P will obtain all permits and governmental approvals required in the future, and take all action similarly required, relevant to subsequent consummation of the transactions contemplated by the Merger Agreement and the Related Documents or performance thereof.

         With your approval, I have relied, as to certain matters of fact, on information obtained from public officials, officers of H&P and its subsidiaries and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, that all documents submitted to me as originals are authentic and that all documents submitted to me as copies conform with the originals, which assumptions I have not independently verified. Also with your approval, I have relied, as to certain legal matters, on advice of other lawyers employed by H&P who are more familiar with such matters.

Occidental Petroleum Corporation
__________________, 1996
Page 6

         This opinion is rendered only to Occidental in connection with the Merger, and is solely for the benefit of Occidental and its Affiliates in connection with the Merger Agreement. This opinion may not be relied upon by Occidental for any other purpose or by any other person, firm or corporation for any purpose without my prior written consent.

                                        Sincerely,




                                        Steven R. Mackey
                                        Vice President and General Counsel

                                                             Exhibit 2.4(c)(vii)

                     [Form of Opinion of Robert E. Sawyer]

                                _________, 1996

Helmerich & Payne, Inc.
1579 E. 21st Street
Tulsa, Oklahoma 74114

Ladies and Gentlemen:

         I am an Associate General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and have acted as counsel to Occidental and to OPC Acquisition Corp., an Oklahoma corporation (the "Company") and a wholly-owned subsidiary of Occidental, in connection with the Agreement and Plan of Merger, dated as of August 23, 1996 (the "Merger Agreement"), among Occidental, the Company, Helmerich & Payne, Inc., a Delaware corporation ("H&P"), and Natural Gas Odorizing, Inc., an Oklahoma corporation ("NGO"), providing for the merger of the Company with and into NGO, with NGO surviving and becoming a wholly-owned subsidiary of Occidental, on the terms and conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, each share of NGO Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into the right to receive a certain number of shares of the Occidental Common Stock.

         This opinion is being delivered to you pursuant to Section 2.4(c)(vii) of the Merger Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given them in the Merger Agreement, provided that "Related Documents" for purposes of this opinion shall not include the Novation Agreement.

         I am familiar with the corporate proceedings taken by Occidental and the Company in connection with the negotiation and authorization of the Merger Agreement and the transactions contemplated thereby. In addition, I have made such inquiry of such officers and attorneys of Occidental and its subsidiaries and examined such corporate records, certificates of officers of Occidental, of officers of Occidental's subsidiaries and of public officials and such other documents and such questions of law and fact as I have considered necessary or appropriate to form the basis of the opinions hereinafter expressed. At a meeting of the Board of Directors of Occidental relating to the adoption of the Rights Agreement, dated as of October 17, 1986 (the "Rights Agreement"), between Occidental and Chemical Bank, as successor Rights Agent, the Board of Directors of Occidental was advised on a number of questions of Delaware law, including that there is no direct judicial precedent in Delaware regarding an identical form of rights agreement.

         Based upon, and subject to, the foregoing and the other qualifications hereinafter specified, I am of the opinion that:

         1. Occidental is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. Occidental has all requisite corporate power and authority (i) to execute and deliver the Merger Agreement and each of the Related Documents to which it is a party, (ii) to consummate the transactions contemplated thereby, and (iii) to perform its obligations thereunder, including the execution, delivery and performance of all agreements and documents necessary to effectuate the transactions contemplated thereby. The execution and delivery by Occidental of, and the performance by Occidental of its obligations under, the Merger Agreement and each of the Related Documents to which it is a party have been duly authorized by the Board of Directors of Occidental (or a pricing committee thereof), and no other corporate proceedings on the part of Occidental are necessary to authorize the execution, delivery and performance by Occidental of the Merger Agreement and each of such Related Documents and the consummation by Occidental of the transactions contemplated thereby. The Merger Agreement has been duly executed and delivered by Occidental.

         3.      [Except as set forth on Schedule 4.3 of the Merger Agreement,]
(i) the execution, delivery and performance by (A) Occidental of the Merger Agreement and each of the Related Documents to which Occidental is a party, and
(B) the Company of the Merger Agreement, and (ii) the consummation by (1) Occidental of the transactions contemplated by the Merger Agreement or each of such Related Documents, and (2) the Company of the transactions contemplated by the Merger Agreement do not and will not (I) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, (a) the charter or by-laws of Occidental, (b) any resolution known to me adopted by the Board of Directors or the stockholders of Occidental or the Company, or (c) any Order or Permit known to me to which Occidental or the Company may be subject, (II) contravene, conflict with, or result in a breach or violation of, any of the terms, provisions or conditions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, amendment, cancellation or acceleration of, or require payment under, any bond, debenture, note, mortgage, indenture, lease or other Contract known to me to which Occidental or the Company is a party or by which Occidental or the Company or any of their respective properties or assets may be bound or affected (other than agreements affecting the listing of the Occidental Common Stock on any securities exchange outside the United States), (III) to the best of my knowledge, result in the imposition or creation of any Encumbrance upon, or with respect to, any of the properties or assets owned or used by Occidental or the Company, or (IV) assuming compliance with the matters referred to in Section 4.4 of the Merger Agreement, violate any Federal, California or New York Law binding upon Occidental or the Company.

         4. To the best of my knowledge, no consent of, or declaration, filing or registration with, any Person (including any Federal, California or New York Governmental Body) is required to be obtained or made by Occidental or the Company in connection with (i) the execution, delivery or performance by
(A) Occidental of the Merger Agreement or any of the Related Documents to which Occidental is a party, or (B) the Company of the Merger Agreement, or (ii) the consummation by (1) Occidental of the transactions contemplated by the Merger Agreement or any such Related Documents, or (2) the Company of the transactions contemplated by the Merger Agreement, other than (I) compliance with the applicable requirements of the HSR Act, (II) compliance with any applicable state securities or takeover laws, (III) filings with federal and state securities commissions in connection with the transactions contemplated by the Registration Agreement, and (IV) other filings with Governmental Bodies in the Ordinary Course of Business of Occidental or the Company that are not required to be made prior to the consummation of the transactions contemplated by the Merger Agreement or such Related Documents.

         5. The shares of the Occidental Common Stock issuable pursuant to the provisions of the Merger Agreement (not including the rights (the "Rights") issued in respect of the Occidental Common Stock pursuant to the Rights Agreement) have been duly authorized for such issuance and, when issued as contemplated by such provisions and when certificates therefor have been duly countersigned, will be validly issued, fully paid and non-assessable. Such issuance of such shares is not the subject of any preemptive rights.

         6. The Rights included with the Occidental Common Stock to be issued pursuant to the provisions of the Merger Agreement have been duly authorized for issuance and, when the Occidental Common Stock with which they are associated is issued as contemplated by such provisions and when certificates therefor have been duly countersigned, such Rights will be validly issued.

         7. To the best of my knowledge, there is no Proceeding pending, or threatened by, against or involving Occidental or any of its Affiliates and that challenges, or that may have the effect of preventing, restraining, prohibiting, delaying, making illegal, obtaining damages or other relief in connection with, or otherwise interfering with, the Merger Agreement or any of the transactions contemplated thereby.

         In rendering the opinions set forth in numbered paragraphs 3 and 4 above, I express no opinion as to NGO. In rendering the opinion set forth in numbered paragraph 3 above, I have assumed that NGO has not breached or violated, and as a result of the Merger will not breach or violate, any of the terms, provisions or conditions of, any bond, debenture, note, mortgage, indenture, lease or other Contract creating or evidencing an obligation in respect of money borrowed under circumstances such that, as of the Effective Time, any other person has a right of acceleration or other remedy against NGO under the terms of any such bond, debenture, note, mortgage, indenture, lease or other Contract.

         I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the laws of the State of California, the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

         The opinion expressed in numbered paragraphs 3 and 4 above regarding compliance with certain laws and regulations is based solely on my review of those laws and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Merger Agreement and the Related Documents, and I express no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Occidental Common Stock is offered (other than United States Federal securities laws).

         In rendering the opinions set forth in numbered paragraphs 3 and 4 above, I have assumed, that (a) Occidental will not in the future take any discretionary action (including a decision not to act) permitted under the Merger Agreement or the Related Documents that would result in a violation of law or order or constitute a breach or default under any other agreement or instrument to which Occidental is a party or by which its properties may be bound or affected, and (b) Occidental will obtain all permits and governmental approvals required in the future, and take all action similarly required, relevant to subsequent consummation of the transactions contemplated by the Merger Agreement and the Related Documents or performance thereof.

         With your approval, I have relied, as to certain matters of fact, on information obtained from public officials, officers of Occidental and its subsidiaries and other sources believed by me to be responsible, and I have assumed that the signatures on all documents examined by me are genuine, that all documents submitted to me as originals are authentic and that all documents submitted to me as copies conform with the originals which assumptions I have not independently verified. Also with your approval, I have relied, as to certain legal matters, on advice of other lawyers employed by Occidental who are more familiar with such matters.

         This opinion is rendered only to H&P and to Gable Gotwals Mock Schwabe, special counsel for Occidental in connection with the Merger, and is solely for the benefit of H&P in connection with the Merger Agreement and the benefit of Gable Gotwals Mock Schwabe in connection with its opinion pursuant to the Merger Agreement. This opinion may not be relied upon by H&P or Gable Gotwals Mock Schwabe for any other purpose or by any other person, firm or corporation for any purpose without my prior written consent.

                                        Very truly yours,

                                                            Exhibit 2.4(c)(viii)





                [FORM OF OPINION OF GABLE GOTWALS MOCK SCHWABE]





                                __________, 1996



Helmerich & Payne, Inc.
1549 East 21st Street
Tulsa, Oklahoma 74119

Ladies & Gentlemen:

         We are serving as special counsel to Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and to OPC Acquisition Corp., an Oklahoma corporation (the "Company") and a wholly-owned subsidiary of Occidental, in connection with the Agreement of Plan of Merger dated as of August 23, 1996 (the "Merger Agreement"), among Occidental, the Company, Helmerich & Payne, Inc., a Delaware corporation ("H&P"), and Natural Gas Odorizing, Inc., an Oklahoma corporation ("NGO") and a wholly-owned subsidiary of H&P. The Merger Agreement provides for the merger of the Company with and into NGO, with NGO surviving and becoming a wholly owned subsidiary of Occidental, on the terms and conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, each share of NGO Common Stock which shall be issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be converted into the right to receive a certain number of shares of the Occidental Common Stock.

         This opinion is being delivered to you pursuant to Section 2.4(c)(viii) of the Merger Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings given them in the Merger Agreement, provided that "Related Documents" for purposes of this opinion shall not include the Novation Agreement.

         We are familiar with the corporate proceedings taken by Occidental and the Company in connection with the negotiation and authorization of the Merger Agreement and the transactions contemplated thereby. In addition, we have reviewed the Merger Agreement, the Related Documents and have examined such corporate records considered necessary or appropriate to form

Helmerich & Payne, Inc.
__________, 1996
Page 2

the basis of the opinions hereinafter expressed.



         Based upon, and subject to, the foregoing and the other qualifications hereinafter specified, we are of the opinion that:


         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma.


         2.       The Company has all requisite corporate power and authority
                  (i) to execute and deliver the Merger Agreement, (ii) to consummate the transactions contemplated thereby, and (iii) to perform its obligations thereunder. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Merger Agreement have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby.


         3. The Merger Agreement has been duly executed and delivered by Occidental and the Company and constitutes (and in the case of Occidental, each of the Related Documents to which Occidental is a party has been duly executed and delivered by Occidental and constitutes) a valid and legally binding obligation of Occidental or the Company enforceable against Occidental or the Company, as the case may be, in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles (whether applied in a court of law or equity). To the extent that this opinion extends to the enforceability of the Merger Agreement and Related Documents against Occidental, we are relying on the opinion of Mr. Robert E. Sawyer, Associate General Counsel of Occidental, a copy of which is appended hereto, as to the due authorization, execution and delivery of the Merger Agreement and such Related Documents by Occidental.


         4.       [Except as set forth in Schedule 4.3 of the Merger
                  Agreement,] the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement do not and will not (i) contravene, conflict with or result in a breach or violation of, any of the terms, provisions or conditions of, (a) the Certificate of Incorporation or bylaws of the Company, (b) any resolution adopted by the Board of

Helmerich & Payne. Inc.
__________, 1996
Page 3

                  Directors or the sole stockholder of the Company, or (c) any Order or Permit known to us to which the Company may be subject, or (ii) assuming compliance with the matters referred to in Section 4.4 of the Merger Agreement, violate any Federal or Oklahoma law binding upon the Company.

         5. To the best of our knowledge, no consent of, or declaration, filing or registration with, any Oklahoma Governmental Body is required to be obtained or made by Occidental or the Company in connection with (i) the execution, delivery or performance by (A) Occidental of the Merger Agreement or any of the Related Documents to which Occidental is a party, or (B) the Company of the Merger Agreement, or (ii) the consummation by
                  (l) Occidental of the transactions contemplated by the Merger Agreement or any such Related Documents, or (2) the Company of the transactions contemplated by the Merger Agreement, other than any filings with Oklahoma Governmental Bodies in the Ordinary Course of Business of the Company that are not required to be made prior to consummation of the transactions contemplated by the Merger Agreement or such Related Documents.


         We are members of the Oklahoma Bar and for purposes of this opinion do not hold ourselves out as experts on, nor do we express any opinion as to, the laws of any jurisdiction other than the laws of the State of Oklahoma and the Federal laws of the United States.

         The opinions expressed in numbered paragraphs 4. and 5. above regarding compliance with certain laws and regulations are based solely on our review of those laws and regulations which, in our experience. are normally applicable to transactions of this type contemplated by the Merger Agreement and the Related Documents, and we express no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Occidental Common Stock is offered
(other than United States Federal securities laws).

         With your approval, we have relied, as to certain matters of fact, on information obtained from public officials, officers of Occidental and its subsidiaries and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as original are authentic and that all documents submitted to us as copies conform with the originals, which assumptions we have not independently verified.

Helmerich & Payne, Inc.
__________, 1996
Page 4


         This opinion is rendered only to H&P and is solely for the benefit of H&P in connection with the Merger Agreement. This opinion may not be relied upon by H&P for any other purpose or by any other person, firm or corporation for any purpose without our prior written consent.

                                        Sincerely,




                                        GABLE GOTWALS MOCK SCHWABE